                                 Exhibit 5(b)



          PROPOSED FORM OF INDIVIDUAL POLICY
               (1) SCUDDER (30018)
               (2) DEAN WITTER, PUTNAM, MFS (30027)
               (3) MULTI-MANAGER (30040)

** DATA PAGE **                                                   POLICY NUMBER:

                                                                     INSURED:

                                                                RIGHT TO EXAMINE
                                                                     POLICY

THE AMOUNT OF THE DEATH BENEFIT OR THE
DURATION OF THE DEATH BENEFIT MAY INCREASE                 Please read this policy. You may
OR DECREASE UNDER THE CONDITIONS DESCRIBED                 return this policy to us
ON PAGES 3.02 AND 3.03.                                    or to the agent through whom
                                                           it was purchased within 20
                                                           days from the date you
THE POLICY'S CASH VALUE IN EACH                            receive it or within 45 days
INVESTMENT DIVISION OF THE SEPARATE                        after the application is
ACCOUNT IS BASED ON THE INVESTMENT                         signed, whichever period ends
EXPERIENCE OF THAT INVESTMENT DIVISION                     later. If you return it within
AND MAY INCREASE OR DECREASE DAILY.  IT                    this period, the policy will
IS NOT GUARANTEED AS TO DOLLAR AMOUNT.                     be void from the beginning. We
SEE THE SEPARATE ACCOUNT PROVISION.                        will refund any premium paid.


                                                               FLEXIBLE PREMIUM
                                                                 VARIABLE LIFE
                                                             INSURANCE TO AGE 95

This policy is a legal contract between the
policy owner and Paragon Life Insurance Company.           Flexible Premiums are payable
PLEASE READ YOUR POLICY CAREFULLY.                         during the lifetime of the
This cover sheet provides only a brief outline of some     insured to age 95. The death
of the important features of your policy. This cover       benefit is payable at the
sheet is not the complete insurance contract and           death of the insured prior to
only the actual policy provisions will control.  The       age 95 and while the policy
policy itself sets forth, in detail, the rights and        is in force Cash surrender
obligations of both you and your insurance company.        value, if any, is payable at
IT IS THEREFORE IMPORTANT THAT YOU READ                    the insured's age 95.
YOUR POLICY.

ISSUED BY: PARAGON LIFE INSURANCE CO.
           A STOCK COMPANY
           100 SOUTH BRENTWOOD
           ST. LOUIS, MISSOURI 63105
           (314) 862-2211


30018                                0.01
(3/93)

                        ALPHABETIC GUIDE TO YOUR POLICY

Page                                                   Page
6.04  Addition, Deletion or Substitution of            3.01  Maturity Date
      Investments                                      6.02  Misstatement of Age and
3.04  Allocation of Net Premiums                             Corrections
6.01  Assignments                                      4.03  Monthly Cost of Insurance
4.05  Basis of Computation                             4.03  Monthly Deduction
6.01  Beneficiary                                      4.02  Net Investment Factor
4.03  Cash Surrender Value                             3.04  Net Premium
4.01  Cash Values                                      6.01  Owner
3.03  Change in Contract Type                          4.04  Partial Withdrawals
3.03  Change in Face Amount                            7.01  Payment of Policy Benefits
6.01  Change of Owner or Beneficiary                   3.04  Payment of Premiums
6.02  Claims of Creditors                              3.03  Policy Changes
6.01  Conformity with Statutes                         3.02  Policy Proceeds
6.02  Conversion Rights                                4.05  Postponement of Payments
3.02  Death Benefit                                    3.05  Reinstatement
3.01  Definitions                                      6.02  Right to Examine Increase in Face
3.04  Grace Period                                           Amount
6.02  Incontestability                                 4.02  Separate Account Cash Value
7.01  Interest on Proceeds                             6.03  Separate Account Provisions
3.01  Issue Date                                       6.02  Statements in Application
4.03  Loan Account Cash Value                          6.03  Suicide Exclusion
4.01  Loans                                            6.04  Transfers

Additional Benefit Riders, Modifications and Amendments, if any, and a copy of the Application are found following the final section.

30018                                0.02
(3/93)

POLICY SPECIFICATIONS

                    DESCRIPTION OF SEPARATE ACCOUNT B FUNDS

     Scudder Variable Life Investment Fund (the "Fund") is an open-end diversified management investment company registered with the SEC as a series-type mutual fund. The Fund has five separate funds or portfolios which operate as distinct investment vehicles. The names and investment objectives are as follows:

     Money Market Portfolio: The investment objective is to maintain the
     ----------------------
     stability of capital, and consistent therewith, to maintain the liquidity of capital and to provide current income.

     Bond Portfolio: The investment objective is to pursue a policy of investing
     --------------
     for a high level of income consistent with a high quality portfolio of debt securities.

     Capital Growth Portfolio: The investment objective is to seek long-term
     ------------------------
     capital appreciation and, consistent therewith, current income through a broad and flexible investment program.

     Balanced Portfolio: The investment objective is to seek a balance of growth
     ------------------
     and income from a diversified portfolio of equity and fixed income securities.

     International Portfolio: The investment objective is to seek long-term
     -----------------------
     growth of capital primarily through diversified holdings of marketable foreign equity investments.

     Growth and Income Portfolio: The investment objective is to seek long-term
     ---------------------------
     growth of capital, current income and growth of income.

     There can be no assurance that the investment objectives of these funds, or any other funds that the Company may create, will be achieved.

30134                                1.03

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES

                             RATES ARE PER $1,000


INSURED:                                                          POLICY NUMBER:
                                                                  ISSUE DATE:

   ATTAINED                                         ATTAINED                                     ATTAINED
     AGE                     RATE                     AGE                    RATE                   AGE                   RATE
     ---                     ----                     ---                    ----                   ---                   ----
     18                       0.155                      19                 0.161                     20                 0.163
     21                       0.165                      22                 0.163                     23                 0.163
     24                       0.161                      25                 0.159                     26                 0.158
     27                       0.158                      28                 0.159                     29                 0.163
     30                       0.167                      31                 0.172                     32                 0.178
     33                       0.187                      34                 0.196                     35                 0.207
     36                       0.221                      37                 0.238                     38                 0.257
     39                       0.278                      40                 0.303                     41                 0.329
     42                       0.357                      43                 0.386                     44                 0.416
     45                       0.449                      46                 0.483                     47                 0.520
     48                       0.559                      49                 0.603                     50                 0.651
     51                       0.705                      52                 0.767                     53                 0.836
     54                       0.911                      55                 0.988                     56                 1.071
     57                       1.155                      58                 1.244                     59                 1.342
     60                       1.450                      61                 1.576                     62                 1.723
     63                       1.891                      64                 2.078                     65                 2.276
     66                       2.486                      67                 2.704                     68                 2.933
     69                       3.188                      70                 3.478                     71                 3.813
     72                       4.208                      73                 4.661                     74                 5.163
     75                       5.708                      76                 6.284                     77                 6.884
     78                       7.517                      79                 8.203                     80                 8.968
     81                       9.837                      82                10.829                     83                11.941
     84                      13.150                      85                14.440                     86                15.795
     87                      17.213                      88                18.699                     89                20.262
     90                      21.925                      91                23.733                     92                25.762
     93                      28.155                      94                31.307

THESE RATES ARE FOR THE BASE COVERAGE AT ISSUE. They are based on 125 percent of the 1980 Commissioners Standard Ordinary Mortality Table C Age Last Birthday.

Any values guaranteed in this policy are based on these rates.

30129                            1.01

                        1.   DEFINITIONS IN THIS POLICY

We, Us and Our      The Paragon Life Insurance Company.

You and Your        The owner of this policy. The owner may be someone other
                    than the insured.

Insured In the application the words "You" and "Your" refer to the proposed insured person(s).

Issue Age           The person whose life is insured under this policy. See the policy specifications page.

Attained Age        The insured's age at his or her last birthday as of the
                    issue date. The issue age plus the number of completed policy years.

Issue Date          The effective date of the coverage under this policy. It is also the date from which policy anniversaries, policy years, and policy months are measured.

Investment          The date the first premium is applied to the Divisions of
Start Date          the Separate Account. This date will be the later of:

                    -  The issue date of the policy; or

                    -  The date we receive the first premium at our home office.

Maturity Date       The policy anniversary on which the insured attains age 95.
                    If the insured is living and the policy is in force on this date, the cash surrender value is payable. It is possible that insurance coverage may not continue to the maturity date even if planned premiums are paid in a timely manner.

Monthly             The same date in each succeeding month as the issue date
Anniversary         except that whenever the monthly anniversary falls on a date other than a valuation date, the monthly anniversary will be deemed the next valuation date. If any monthly anniversary would be the 29th, 30th, or 31st day of a month that does not have that number of days, then the monthly anniversary will be the last day of that month.

Business Day        Any day that we are open for business.

Separate Account    A separate investment account created by us to receive and invest net premiums received for this policy. The particular
                    Separate Account for this policy is indicated on the policy specifications page.

Loan Account        The account to which we will transfer from the Divisions of the Separate Account the amount of any policy loan.

Loan SubAccount     A Loan SubAccount exists for each Division of the Separate
                    Account. Any cash value transferred to the Loan Account will be allocated to the appropriate Loan SubAccount to reflect the origin of the cash value. At any point in time, the Loan
                    Account will equal the sum of all the Loan SubAccounts.

30309                                3.01
(3/93)

                             2.   POLICY BENEFITS

Policy Proceeds     The policy proceeds are:

                         1. The death benefit under the contract type then in effect; plus

                         2. The monthly cost of insurance for the portion of the policy month from the date of death to the end of the month of death; less

                         3.   Any loan and loan interest due.

Death Benefit       The death benefit depends upon the contract type in effect on the date of the insured's death. The contract type in effect is shown on the policy specifications page.

                    Level Contract Type: (Death benefit is level except when it equals a percentage of cash value.)

                    The death benefit is the greater of:

                         1.   The face amount; or

                         2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or any applicable successor provision thereto.

                    Increasing Contract Type:

                    The death benefit is the greater of:

                         1. The face amount plus the cash value on the date of death; or

                         2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or any applicable successor provision thereto.

                    Not withstanding anything in this policy, the death benefit will in no case be less than the amount necessary to cause the policy to meet the guideline premium test set forth in
                    Section 7702(c) of the 1986 Internal Revenue Code or any applicable successor.

Applicable          The percentages as currently described in Section 7702(d) of
Percentage          the Internal Revenue Code of 1986 are as follows:

                    In the case of an insured with an The applicable percentage attained age as of the beginning will decrease by a ratable of the of the policy year of: portion for each full year:

                  More than:            But not more than:     From:                        To:
                   0..................   40                    250........................  250
                  40..................   45                    250........................  215
                  45..................   50                    215........................  185
                  50..................   55                    185........................  150
                  55..................   60                    150........................  130
                  60..................   65                    130........................  120
                  65..................   70                    120........................  115
                  70..................   75                    115........................  105
                  75..................   90                    105........................  105
                  90..................   95                    105........................  100
                  95..................  100                    100........................  100
                 100..................  100                    100........................  100
                                        Or higher


30309                                                  3.02
(3/93)

                             2.   POLICY BENEFITS

Policy           You may request policy changes at any time unless we
Changes          specifically indicate otherwise. We reserve the right to limit the number of changes to one per policy year and to restrict the changes in the first policy year. The types of changes allowed are explained below.

                 No change will be permitted that would result in this policy not satisfying Section 7702 of the Internal Revenue Code of 1986 or any applicable successor provision thereto.

Change In        The face amount may be changed by sending us a written request.
Face Amount

                 Any decrease in face amount will be subject to the following conditions:

                    1. The decrease will become effective on the monthly anniversary on or following our receipt of the request.

                    2. The decrease will reduce the face amount in the following order:

                              a. The face amount provided by the most recent increase;
                              b. Face amounts provided by the next most recent increases successively; and
                              c.   The face amount when the policy was issued.

                    3. The face amount remaining in force after any requested decrease may not be less than the minimum face amount shown on the policy specifications page.

                    4.   Any decrease must be at least $5,000.

                 Any increase in face amount will be subject to the following conditions:

                    1. Proof that the insured is insurable by our standards on the date of the requested increase must be submitted.

                    2. The increase will become effective on the monthly anniversary on or following our receipt of such proof.

                    3.   Any increase must be at least $5,000.

                    4. The insured must have an attained age not greater than age 80 on the anniversary date that the increase will become effective.

                 We will amend your policy to show the effective date of the decrease or increase.

Change in        The contract type in effect may be changed by sending us a
Contract Type    written request. The effective date of change will be the
                 monthly anniversary on or following the date we receive the request. On the effective date of this change the death benefit payable does not change.

                 If the contract type in effect is increasing, it may be changed to level. The face amount will be increased to equal the death benefit on the effective date of change.

                 If the contract type in effect is level, it may be changed to increasing. Proof that the insured is insurable by our standards on the date of the change must be submitted. The face amount will be decreased to equal the death benefit less the cash value on the effective date of change. This change may not be made if it would result in a face amount which is less than the minimum face amount shown on the policy specifications page.

30309                                3.03
(3/93)

                        3.   PREMIUMS AND GRACE PERIOD

Payment of          Your first premium is due as of the issue date. While the
Premiums            insured is living, premiums after the first must be paid at our home office. If this policy is in your possession and you have not paid the first premium, it is not in force. It will be considered that you have the policy for inspection only.

                    Premiums after the first may be paid in any amount and at any interval subject to the following conditions:

                         1.   No premium payment may be less than $20.00.

                         2. Total premiums paid in any policy year may not exceed the maximum premium limit for that policy year. The maximum premium limit for a policy year is the largest amount of premium which can be paid in that policy year such that the sum of the premiums paid under the policy will not at any time exceed the guideline premium limitation referred to in Section 7702(c) of the Internal Revenue Code of 1986, or as set forth in any applicable successor provision thereto. The maximum premium limit for the following policy year will be shown on your annual report.

                         On any date that we receive a premium which causes the death benefit to increase by an amount that exceeds that premium received, we reserve the right to refuse the premium payment. We may require additional evidence of insurability before we accept the premium payment.

Net Premium         The premium paid times the net premium percentage from the policy specifications page is the net premium.

Allocation of       You determine the allocation of net premiums among the
Net Premiums        Divisions of the Separate Account. The minimum percentage
                    (other than zero) that may be allocated to any Division of the Separate Account is 10%. Percentages must be in whole numbers. The initial allocation is shown on the policy specifications page.

Your Right to       You may change the allocation of future net premiums among
Change              the Divisions of the Separate Account subject to the
Allocation          conditions outlined in the Allocation of the Net Premiums
                    provision. The change in allocation percentages will take effect immediately upon our receipt of your written request.

Grace Period        We will allow a grace period of 62 days. The grace period
                    will start on any monthly anniversary when the cash surrender value is not large enough to cover the next monthly deduction. (Monthly deduction is defined in the Cash
                    Values Section.) At that time, we will send you and any assignee of record a notice. The notice will indicate the minimum premium needed to keep the policy in force and the date such payment is due.

                    If you do not pay a premium large enough to cover the monthly deduction by the end of the grace period, your policy will lapse at the end of that 62 day period. It will then terminate without cash value. If the insured dies during the grace period, any past due monthly deductions will be deducted from the death benefit.

30309                                3.04
(3/93)

Reinstatement            You may reinstate your lapsed policy within 5 years
                         after the date of lapse. This must be done before the insured's age 95.

                         You must submit the following items:

                         1.   A written request for reinstatement.

                         2. Proof satisfactory to us that the insured is insurable by our standards.
                         3.   A premium large enough to cover:
                                   a.   The monthly deductions due at the time
                                        of lapse; and
                                   b.   Two times the monthly deduction due at
                                        the time of reinstatement.

                         The insured must be alive on the date we approve the request for reinstatement. If the insured is not alive, such approval is void and of no effect.

                         The reinstated policy will be in force from the date we approve the reinstatement application. There will be a full monthly deduction for the policy month which includes that date. The only accumulation value of this policy upon reinstatement will be the amount provided by the premium then paid. The application for reinstatement will be contestable for two years during the lifetime of the insured from the date of its approval.

                         Any loan and loan interest due on the date of lapse may be paid or reinstated. Any loan and loan interest reinstated will cause a cash value of an equal amount to also be reinstated.

                         Any loan paid at the time of reinstatement will cause an increase in cash value equal to the amount of the repaid loan.

30309                                3.05
(3/93)

                 4. LOANS

                 After the first policy anniversary, you may borrow an amount not in excess of the loan value of your policy while it is in force. The minimum amount of your net loan request at any one time must be at least $100. Your policy will be the sole security for such loan. We have the right to require your policy for endorsement.

                 The loan value is 85% of the cash value of your policy at the date of the loan request, reduced by any existing loans and loan interest due.

                 You may allocate the policy loan and any loan interest due on this loan among the Divisions of the Separate Account. If you do not specify the allocation, then the policy loan will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account, on the date of the policy loan.

                 Cash value equal to the policy loan and the loan interest due on this loan allocated to each Division of the Separate Account will be transferred to the Loan Account, reducing the cash value allocated to the Divisions of the Separate Account accordingly.

                 Cash value held in the Loan Account for loan collateral will earn interest daily at an annual rate not less than the Loan Account guaranteed interest rate shown on the policy specifications page.

                 Interest payable on a loan accrues daily. Loan interest is due and payable in arrears on each policy anniversary or on a pro rata basis for any shorter period as the loan may exist. If you do not pay the interest when it is due, we will add it to your existing loan if your policy has sufficient loan value. We will charge the same rate of interest on this amount as on the policy loan. The total loan rate will be 8.0% per year.

 Loan Repayments All funds received will be credited to your policy as a premium unless clearly marked for loan repayment.

                 You may repay your loan in whole or in part at any time before the death of the insured while the policy is in force. When a loan repayment is made, cash value securing the debt in the Loan Account equal to the loan repayment will be repaid to the Divisions of the Separate Account in the same proportion that the cash value in the Loan Account bears to the cash value in each Loan SubAccount as of the date the original loan was made, unless you indicate a specific allocation to the Divisions of the Separate Account. Unpaid loans and loan interest will be deducted from any settlement of your policy.

                 If you fail to make repayment when the total loan and loan interest due would exceed the cash value, your policy will terminate. We will allow you a grace period for such payment of loans and loan interest due. In such event the policy becomes void at the end of the grace period, we will mail a notice to your last known address, the last known address of the insured, and that of any assignee of record. This grace period will expire 62 days from the monthly anniversary immediately before the date the total loan and loan interest due exceeds the cash value and any unpaid monthly expense charges; or 31 days after such notice has been mailed, if later.

                 5.  CASH VALUES
 Cash Value      The cash value of your policy is equal to the total of:

                 -  The cash value in the Divisions of the Separate Account;
                    plus
                 -  The cash value in the Loan Account.

                 You may borrow against the loan value of your policy. The interest rate used to calculate the interest earned on the cash values in the Loan Account securing any policy loan will be at an effective annual rate not less than the Loan Account guaranteed interest rate shown on the policy specifications page.



30406                                4.01
(3/93)

Separate Account    The cash value in each Division of the Separate Account on
Cash Value          the Investment Start Date is equal to:


                    . The portion of the initial net premium received and allocated to the Division; minus

                    . The portion of the monthly deductions due from the issue date through the Investment Start Date charged to the Division.

                    The cash value in each Division of the Separate Account on a subsequent valuation date is equal to:

                    . The cash value in the Division on the preceding valuation date multiplied by that Division's net investment factor for the current valuation period; plus

                    . Any portion of net premium received and allocated to the Division during the current valuation period; plus

                    . Any net amounts transferred to the Division from another Division during the current valuation period; plus

                    . Any loan repayments allocated to the Division during the current valuation period; plus

                    . That portion of any interest credited on outstanding loans which is allocated to the Division during the current valuation period; minus

                    . Any amounts transferred plus any transfer charge from the Division during the current valuation period; minus

                    . Any partial withdrawal plus any withdrawal transaction charge from the Division during the current valuation period; minus

                    . Any amount transferred from the Division to the Loan Account during that valuation period; minus

                    . If a monthly anniversary occurs during the current valuation period, the portion of the monthly deduction charged to the Division during the current valuation period to cover the policy month which starts during that valuation period.

                    The Net Investment Factor measures the investment performance of a Division during a valuation period. The Net Investment Factor for each Division for a valuation period is calculated as follows:

                    . The value of the assets at the end of the preceding valuation period; plus

                    . The investment income and capital gains---realized or unrealized---credited to the assets in the valuation period for which the net investment factor is being determined; minus

Net Investment      .  The capital losses---realized or unrealized---charged
Factor                 against those assets during the valuation period; minus

                    . Any amount charged against each Division for taxes, including any tax or other economic burden resulting from the application of tax laws that we determine to be properly attributable to the Divisions of the Separate Account, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus

                    . A charge not to exceed .0024547% for each day in the valuation period. This corresponds to 0.90% per year for mortality and expense risks; divided by

                    . The value of the assets at the end of the preceding valuation period.

30406                                4.02
(3/93)

Loan Account           The cash value of the Loan Account as of the Investment
                       Start Date is zero.

Cash  Value            The cash value of the Loan Account on any day after the
                       Investment Start Date is equal to:

                       - The cash value of the Loan Account on the preceding business day, with interest; plus

                       - Any net amount transferred to the Loan Account from the Divisions of the Separate Account on that day; minus
                       -  Any loan repayments on that day.

Monthly Cost           The monthly cost of insurance for the following month is
of Insurance           deducted on the monthly anniversary date. The monthly
                       cost of insurance is 1, below, multiplied by the difference between 2 and 3 below:

                            1. The monthly cost of insurance rate.

                            2. The death benefit at the beginning of the policy
                               month divided by 1.0040741.

                            3. The cash value at the beginning of the policy
                               month, before the deduction of the monthly cost of insurance.

                       If the contract type is level and if there has been an increase in the face amount, then the cash value will first be considered a part of the face amount when the policy was issued. If the cash value is greater than the initial face amount, the excess cash value will then be considered a part of each increase in order, starting with the first increase.

Monthly Cost           At the beginning of each policy year, the monthly cost of
of Insurance           insurance rate is determined using the insured's attained
Rates                  age. The monthly cost of insurance rate is based on the
                       attained age and rate class. For the initial face amount, we will use the rate class on the issue date. For each increase, we will use the rate class applicable to the increase. If the death benefit equals a percentage of the cash value, any increase in cash value will cause an automatic increase in the death benefit. The rate class for such increase will be the same as that used for the most recent increase that required proof that the insured was insurable by our standards.
                       The monthly cost of insurance rates will never exceed the rates shown on the Table of Guaranteed Monthly Cost of Insurance Rates page divided by 1,000. Any change in the cost of insurance rates will apply to all persons of the same age, and classification whose policies have been in force for the same length of time.

First Year             The amount of additional monthly expense to be charged
Monthly Expense        during the first policy year is shown on the policy
Charge                 specifications page.

Monthly Expense        The amount of the monthly expense charge is shown on the
Charge                 policy specifications page.

Monthly Deduction      The monthly deduction is:

                       1.  The monthly cost of insurance; plus

                       2. The monthly cost of insurance for any rider included with this policy; plus

                       3.  The monthly expense charge; plus

                       4. For the first policy year, the first year monthly expense charge.

                       The monthly deduction for a policy month will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the monthly anniversary.



(30406)                              4.03
(3/93)

Cash Surrender         The cash surrender value of this policy is:
Value

                       1. The cash value at the time of surrender; minus
                       2. Any loan and loan interest due.

Surrender
                       You may surrender your policy for its cash surrender value at any time during the lifetime of the insured by sending us a written request. The cash surrender value will be determined as of the date we receive your written request at our home office. The cash surrender value will not be reduced by any monthly deduction due on that date for a subsequent policy month.

Partial
Withdrawals            After the first policy year, you can make a partial
                       withdrawal of cash subject to the following conditions:

                       - You may make up to one partial withdrawal each policy month.

                       - The minimum amount of your net partial withdrawal request from any one Division must be at least $50.00 of a Division or your entire balance in that Division, if smaller.

                       - The total amount of your net partial withdrawal request at any one time must be at least $500.

                       - The amount of withdrawal obtained by partial withdrawal may not exceed the loan value.

Allocation of
Partial                You may allocate the partial withdrawal, subject to the
Withdrawals            above conditions, among the Divisions of the Separate
                       Account. If you do not specify the allocation, then the partial withdrawal will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the date of the partial withdrawal.
                       If the contract type is level and the death benefit equals the face amount, then a partial withdrawal will decrease the face amount by an amount equal to the partial withdrawal. If the death benefit equals a percentage of the cash value then a partial withdrawal will decrease the face amount by any amount by which the partial withdrawal exceeds the difference between the death benefit and the face amount. The face amount will be decreased in the following order:

                              1.   The face amount at issue; and
                              2. Any increases in the same order in which they were issued.

                       No partial withdrawal will be processed which will result in the face amount being decreased below the minimum face amount shown on the policy specifications page.
                       We reserve the right to change the minimum amount or the number of times you may make a partial withdrawal. Each partial withdrawal is subject to an administrative charge equal to the lesser of $25.00 or 2% of the amount of the partial withdrawal.


                       We will usually pay any amounts payable on surrender,
Postponement           partial withdrawal or policy loan allocated to the
of Payments            Divisions of the Separate Account within seven days after
                       written notice is received. We will usually pay any death benefit proceeds within seven days after we receive due proof of claim. Payment of any amount payable on surrender, partial withdrawal, policy loan or death may be postponed whenever:

                       1.      The New York Stock Exchange or our home office
                          are closed (other than customary weekend and holiday closing) or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission;
                       2.      The Securities and Exchange Commission, by order,
                            permits postponement for the protection of policy owners; or
                       3.      An emergency exists as determined by the
                            Securities and Exchange Commission, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account.
                       Transfers may also be postponed under the circumstances listed above.


30406                                4.04
(3/93)

Continuation           If all premium payments cease, the insurance provided
of Insurance           under this policy, including benefits provided by any
                       rider attached to this policy will continue in accordance with the provisions of this policy for as long as the cash surrender value is sufficient to cover the monthly deductions. Any remaining cash surrender value will be payable on the maturity date.

Basis of               The minimum cash values and net single premiums, if any,
Computation            are based on 1) 125 percent of the Commissioner's 1980
                       Standard Ordinary Mortality Table C age last birthday;
                       and 2) compound interest at 5% a year.

                       All values are at least equal to those required by any applicable law of the state that governs your policy. We have filed a detailed statement of the method of calculating cash values and reserves with the insurance supervisory official of that state.


30406                                4.05
(3/93)

                          6. PERSONS WITH AN INTEREST IN THE POLICY

Owner The owner is as shown in the application or in any supplemental agreement attached to this policy, unless later changed as provided in this policy. You, as owner, are entitled to all rights provided by this policy, prior to its maturity date. Ownership may be changed in accordance with the Change of Owner or Beneficiary provision. After the maturity date, you cannot change the payee nor the mode of payment, unless otherwise provided in this policy. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If there is more than one owner at a given time, all must exercise the rights of ownership. If you should die, and you are not the insured, your interest will go to your estate unless otherwise provided.

Beneficiary               The original beneficiary is shown in the application.
                          You may change the beneficiary in accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the beneficiary has no rights in this policy before the death of the insured. If there is more than one beneficiary at the death of the insured, each will receive equal payments unless otherwise provided. If no beneficiary is living at the death of the insured the proceeds will be payable to you, if you are living, or to your estate.

Change of                 During the insured's lifetime you may change the
Owner or                  ownership and beneficiary designations, subject to any
Beneficiary               restrictions as stated in the Owner or Beneficiary
                          provisions. You must make the change in written form satisfactory to us. If acceptable to us it will take effect as of the time you signed the request, whether or not the insured is living when we receive your request at our home office. The change will be subject to any assignment of this policy or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. We have the right to require the policy for endorsement before we accept the change.

                          If you are also the beneficiary of the policy at the time of the insured's death, you may designate some other person to receive the proceeds of the policy within 60 days after the insured's death.

Assignments               We will not be bound by an assignment of the policy or
                          of any interest in it unless:

                          1.  The assignment is made as a written instrument,

                          2. You file the original instrument or a certified copy with us at our home office, and

                          3.  We send you an acknowledged copy.

                          We are not responsible for determining the validity of any assignment. If a claim is based on an assignment, we may require proof of interest of the claimant. A valid assignment will take precedence over any claim of a beneficiary.

                          7.  THE CONTRACT

The Contract              We have issued this policy in consideration of the
                          application and payment of premiums. The policy, the application for it, any riders, and any application for an increase in face amount constitute the entire contract and are attached to and made a part of the policy when the insurance applied for is accepted. A copy of any application for reinstatement will be sent to you for attachment to this policy and will become part of the contract of reinstatement and of this policy. The policy may be changed by mutual agreement.
                          Any change must be in writing and approved by our President, Vice President, or Secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this policy, or to waive any of its provisions.

Conformity  with          If any provision in this policy is in conflict with
Statutes                  the laws of the state which govern this policy, the
                          provision will be deemed to be amended to conform with such laws. In addition, we reserve the right to change this policy if we determine that a change is necessary to meet the requirements of the Internal Revenue Code, or its regulations or published rulings.



30609                                6.01
(3/93)

Statements in             All statements made by the insured or on his or her
Application               behalf, or by the applicant, will be deemed
                          representations and not warranties, except in the case of fraud. Material misstatements will not be used to void the policy, any rider or any increase in face amount or deny a claim unless made in the application for a policy, rider or an increase in face amount.

Claims of                 To the extent permitted by law, neither the policy nor
Creditors                 any payment under it will be subject to the claim of
                          creditors or to any legal process.

Right to                  You have the right to request us to cancel an increase
Examine Increase          in face amount and receive a refund. The request must
in Face Amount            be made no later than:

                          - 20 days from the date you received the new policy specifications page for the increase; or

                          - 45 days after the date you signed the application for the increase.

                          The refund will equal the monthly deductions associated with that increase. If you do request us to cancel the increase but do not request a refund, the monthly deductions associated with that increase will be restored to the policy's cash value. This amount will be allocated to the Divisions of the Separate Account in the same manner as it was deducted.

Conversion                Once during the first two policy years you have the
                          right, upon written request, to exchange this policy for a life insurance policy that provides for benefits that do not vary with the investment return of the Divisions of the Separate Account. No evidence of insurability will be required. However, we will require that this policy be in force and that you repay any existing indebtedness. At the time of the conversion, the new policy will have, at your option, either the same death benefit or the same difference between death benefit and cash value as this policy.
                          Any excess cash value above the minimum for the new policy will be applied to the new policy unless requested in cash by you. The new policy will also have the same issue date and issue age as this policy.
                          The planned premiums for the new policy will be based on our rates in effect for the same issue age and risk class as the original policy.

                          You also have the right once during the first two years following the effective date of an increase in face amount to exchange the increased portion of this policy for a life insurance policy that provides for fixed benefits. The provisions applicable to the conversion of the entire policy described above are also applicable to a conversion of an increase in face amount.

Misstatement              If there is a misstatement of age in the application,
of Age                    the amount of the death benefit will be that which
                          would be purchased by the most recent mortality charge at the correct age.

Incontestability          We cannot contest this policy after it has been in
                          force during the lifetime of the insured for two years from its issue date. We cannot contest an increase in face amount with regard to material misstatements made concerning such increase after it has been in force during the lifetime of the insured for two years from its effective date. We cannot contest any reinstatement of this policy, with regard to material misstatements made concerning such reinstatement, after it has been in force during the lifetime of the insured for a period of two years from the date we approve the reinstatement. This provision will not apply to any rider which contains its own incontestability clause.


30609                                6.02
(3/93)

Suicide  Exclusion        If the insured dies by suicide, while sane or insane,
                          within two years from the issue date (or within the maximum period permitted by law of the state in which this policy was delivered, if less than two years), the amount payable will be limited to the amount of premiums paid, less any outstanding policy loans with interest to the date of death, and less any partial withdrawals.

                          If the insured, while sane or insane, commits suicide within two years after the effective date of any increase in face amount, the death benefit for that increase will be limited to the monthly deductions for the increase.

                          If this policy is issued to a person who is a Missouri citizen at the time of issue, this provision does not apply unless the insured intended suicide when this policy was applied for. If on the effective date of an increase in the face amount, the owner is a Missouri citizen, this provision does not apply to that increase unless the insured intended suicide when the increase in face amount was applied for.

Annual  Report            Each year a report will be sent to you which shows the
                          current policy values, premiums paid and deductions made since the last report, and any outstanding policy loans.

Projection  of            You may make a written request to us for a projection
Benefits and              of illustrative future cash values and death benefits.
Values                    This projection will be furnished to you for a nominal
                          fee.




                          8.  SEPARATE  ACCOUNT  PROVISIONS

Separate  Account         The variable benefits under this policy are provided
                          through investments in the Separate Account. This account is used for flexible premium variable life insurance policies and, if permitted by law, may be used for other policies or contracts as well. We hold the assets of the Separate Account. These assets are held separately from the Company's general assets.
                          Income, gains and losses --- whether or not realized
                          --- from assets allocated to the Separate Account will be credited to or charged against the account without regard to our other income, gains or losses. Assets held by the Separate Account will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to the Company's general assets any assets of the Separate
                          Account which are in excess of the reserves and other policy liabilities of the Separate Account.

                          The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to the laws of the State of Missouri, which regulate the operations of insurance companies incorporated in Missouri. The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the State of Missouri. The approval process is on file with the Insurance Commissioner of the state in which this policy was delivered.

Divisions                 The Separate Account has several Divisions which are
                          shown on the policy specifications page. The Separate
                          Account will buy shares in the Funds identified on the policy specifications page. Each Fund corresponds to a different investment portfolio.

                          Income, gains and losses --- whether or not realized --- from the assets of each Division of the Separate Account are credited to or charged against that Division without regard to income, gains or losses in other Divisions of the Separate Account.

                          We will value the assets of each Division of the Separate Account at the end of each valuation period. A valuation period is the period between two successive valuation dates, commencing at the close of trading (currently 4:00 p.m. New York time) each valuation date and ending at the close of trading (currently 4:00 p.m. New York time) on the next succeeding valuation date. A valuation date is each day that the New York Stock Exchange and our home office are open for business or any other day that may be required by any applicable Securities and Exchange Commission Rules and Regulations.


30609                                6.03
(3/93)

Transfers                 You may transfer amounts among the Divisions of the
                          Separate Account.

                          These transfers will be subject to the following conditions:
                          -   We must receive a written request for transfer.

                          - Transfers from or among the Divisions of the Separate Account may be made at any time and must be at least $250.00 or the entire amount you have in a Division, if smaller.
                          We may modify the transfer privilege at any time, including the minimum amount transferable, the frequency, and the transfer charge, if any. If a transfer charge is imposed, this charge will not exceed $25.00.

Addition, Deletion        We reserve the right, subject to compliance with
or Substitution           applicable law, to make additions to, deletions from,
of Investments            or substitutions for the shares of a fund that are
                          held by the Separate Account or that the Separate
                          Account may purchase. We reserve the right to eliminate the shares of any of the Funds and to substitute shares of another fund or of another registered open-end, investment company, if the shares or funds are no longer available for investment or if in our judgement, further investment in any fund should become inappropriate in view of the purpose of the policy. We will not substitute any shares attributable to the owner's interest in a Division of the Separate Account without notice to the owner and compliance with the Investment Company Act of 1940.
                          This will not prevent the Separate Account from purchasing other securities for other series or classes of policies, or from permitting conversion between series or classes of policies or contracts on the basis of requests made by owners.


                          We reserve the right to establish additional Divisions of the Separate Account, each of which would invest in a new fund or in shares of another open-end investment company and to make such Divisions available to such class or series of policies as we deem appropriate. Subject to any required regulatory approval, we also reserve the right to eliminate or combine existing Divisions of the Separate Account or to transfer assets between Divisions.

                          Subject to obtaining any necessary regulatory or owner approval, the Separate Account may be operated as a management company under the Investment Company Act of 1940; it may be deregistered under that Act in the event registration is no longer required; it may be combined with other separate accounts; or its assets may be transferred to other separate accounts.

30609                                6.04
(3/93)

                         9. PAYMENT OF POLICY BENEFITS

Payment A lump sum payment will be made as provided on the face page.

Interest on              We will pay interest on proceeds from the date of the
Proceeds                 insured's death to the date of payment. Interest will
                         be at an annual rate determined by us, but never less than the guaranteed rate of 4.0%.

Extended                 Provisions for settlement of proceeds different from
Provisions               those stated in this policy may only be made upon
                         written agreement with us.





30701                                   7.01
(3/93)

                                                                  POLICY  NUMBER

Paragon Logo

                                                                         INSURED

              FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE TO AGE 95

                               Non-Participating

Flexible Premiums are payable during the lifetime of the insured to age 95. The death benefit is payable at the death of the insured prior to age 95 and while the policy is in force. Cash surrender value, if any, is payable at the insured's age 95.

THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED ON PAGES 3.02 AND 3.03.

THE POLICY'S CASH VALUE IN EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT INVESTMENT DIVISION AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE THE SEPARATE ACCOUNT PROVISION.

                                   RIGHT TO
                                EXAMINE POLICY

Please read this policy. You may return this policy to us or to the agent through whom it was purchased within 20 days from the date you receive it or within 45 days after the application is signed, whichever period ends later. If you return it within this period, the policy will be void from the beginning. We will refund any premium paid.

This policy is a legal contract between the policy owner and Paragon Life Insurance Company. PLEASE READ YOUR POLICY CAREFULLY. This cover sheet provides only a brief outline of some of the important features of your policy. This cover sheet is not the complete insurance contract and only the actual policy provisions will control. The policy itself sets forth, in detail, the rights and obligations of both you and your insurance company. IT IS THEREFORE IMPORTANT THAT YOU READ YOUR POLICY.

Signed for the company at its Home Office, St. Louis, Missouri 63105.



      /s/ [ILLEGIBLE]                                     /S/ Carl H. Anderson

      V.P., GENERAL COUNSEL                               PRESIDENT
         AND SECRETARY

30027
(5/95)                                  0.01

                      ALPHABETIC  GUIDE  TO  YOUR  POLICY

Page                                                          Page
6.04  Addition, Deletion or Substitution of Investments       3.01  Maturity Date
3.04  Allocation of Net Premiums                              6.02  Misstatement of Age and Corrections
6.01  Assignments                                             4.03  Monthly Cost of Insurance
4.05  Basis of Computation                                    4.03  Monthly Deduction
6.01  Beneficiary                                             4.02  Net Investment Factor
4.03  Cash Surrender Value                                    3.04  Net Premium
4.01  Cash Values                                             6.01  Owner
3.03  Change in Contract Type                                 4.04  Partial Withdrawals
3.03  Change in Face Amount                                   7.01  Payment of Policy Benefits
6.01  Change of Owner or Beneficiary                          3.04  Payment of Premiums
6.02  Claims of Creditors                                     3.03  Policy Changes
6.01  Conformity with Statutes                                3.02  Policy Proceeds
6.02  Conversion Rights                                       4.05  Postponement of Payments
3.02  Death Benefit                                           3.05  Reinstatement
3.01  Definitions                                             6.02  Right to Examine Increase in Face Amount
3.04  Grace Period                                            4.02  Separate Account Cash Value
6.02  Incontestability                                        6.03  Separate Account Provisions
7.01  Interest on Proceeds                                    6.02  Statements in Application
3.01  Issue Date                                              6.03  Suicide Exclusion
4.03  Loan Account Cash Value                                 6.04  Transfers
4.01  Loans

Additional Benefit Riders, Modifications and Amendments, if any, and a Copy of the Application are found following the final section.

30027                                   0.02
(5/95)

                             POLICY SPECIFICATIONS


INSURED AGE                        35      INSURED                     JOHN DOE
SEX                              MALE      FACE AMOUNT               $   500,00
CONTRACT TYPE              INCREASING      POLICY DATE             MAY 01,1995
MINIMUM FACE AMOUNT          $100,000      POLICY NUMBER              6,000,000
NET PREMIUM PERCENTAGE         95.00%      PLANNED ANNUAL PREMIUM       $12,000
LOAN ACCOUNT GUARANTEED                    MONTHLY EXPENSE CHARGE         $3.50
INTEREST RATE                    5.0%      FIRST YEAR MONTHLY             $2.50




FORM                  BENDFITS-AS SPECIFIED IN POLICY
NUMBER                     AND IN ANY RIDER


                      Policy Plan: FLEXIBLE PREMIUM VARIABLE
                                   LIFE INSURANCE TO AGE 95


30027
30152
30153
30315
30412
30615
30705
3081100
B30027


30152                                  1.01

POLICY SPECIFICATIONS


INSURED                    JOHN DOE
POLICY DATE             MAY 1, 1995
POLICY NUMBER      6,000,000



COVERAGE                  RISK              FACE        MATURITY
                     CLASSIFICATION        AMOUNT         DATE*
FLEX. PREM. VL-95       STANDARD           $500,000     MAY 1,2055




SEPARATE ACCOUNT:  SEPARATE ACCOUNT B



* It is possible that coverage will expire prior to the Maturity Date shown where either no premiums are paid following payment of the initial premium or subsequent premiums are insufficient to continue coverage to such a date. If current values change, the planned periodic premium could be insufficient to continue coverage to the maturity date.

30152                                 1.02

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES

                             RATES ARE PER $1,000

INSURED:                               POLICY NUMBER:
                                       ISSUE DATE:

ATTAINED                   ATTAINED                   ATTAINED
  AGE         RATE           AGE          RATE          AGE           RATE
  ---         ----           ---          ----          ---           ----
   18         0.155           19          0.161          20           0.163
   21         0.165           22          0.163          23           0.163
   24         0.161           25          0.159          26           0.158
   27         0.158           28          0.159          29           0.163
   30         0.167           31          0.172          32           0.178
   33         0.187           34          0.196          35           0.207
   36         0.221           37          0.238          38           0.257
   39         0.278           40          0.303          41           0.329
   42         0.357           43          0.386          44           0.416
   45         0.449           46          0.483          47           0.520
   48         0.559           49          0.603          50           0.651
   51         0.705           52          0.767          53           0.836
   54         0.911           55          0.988          56           1.071
   57         1.155           58          1.244          59           1.342
   60         1.450           61          1.576          62           1.723
   63         1.891           64          2.078          65           2.276
   66         2.486           67          2.704          68           2.933
   69         3.188           70          3.478          71           3.813
   72         4.208           73          4.661          74           5.163
   75         5.708           76          6.284          77           6.884
   78         7.517           79          8.203          80           8.968
   81         9.837           82         10.829          83          11.941
   84        13.150           85         14.440          86          15.795
   87        17.213           88         18.699          89          20.262
   90        21.925           91         23.733          92          25.762
   93        28.155           94         31.307


THESE RATES ARE FOR THE BASE COVERAGE AT ISSUE. They are based on 125 percent of the 1980 Commissioners Standard Ordinary Mortality Table C Age Last Birthday.

Any values guaranteed in this policy are based on these rates.

30153                                  1.01

                         1. DEFINITIONS IN THIS POLICY

We, Us and Our           The Paragon Life Insurance Company.

You and Your             The owner of this policy. The owner may be someone
                         other than the insured.

Insured In the application the words "You' and "Your" refer to the proposed insured person(s).

Issue Age                The person whose life is insured under this policy. See
                         the policy specifications page.

Attained Age             The insured's age at his or her last birthday as of the
                         issue date. The issue age plus the number of completed policy years.

Issue Date               The effective date of the coverage under this policy.
                         It is also the date from which policy anniversaries, policy years, and policy months are measured.

Investment               The date the first premium is applied to the Divisions
Start Date               of the Separate Account. This date will be the later
                         of:

                         -  The issue date of the policy; or

                         - The date we receive the first premium at our home office.

Maturity Date            The policy anniversary on which the insured attains age
                         95. If the insured is living and the policy is in force on this date, the cash surrender value is payable. It is possible that insurance coverage may not continue to the maturity date even if planned premiums are paid in a timely manner.

Monthly                  The same date in each succeeding month as the issue
Anniversary              date except that whenever the monthly anniversary falls
                         on a date other than a valuation date, the monthly anniversary will be deemed the next valuation date. If any monthly anniversary would be the 29th, 30th, or 31st day of a month that does not have that number of days, then the monthly anniversary will be the last day of that month.

Business Day             Any day that we are open for business.

Separate Account         A separate investment account created by us to receive
                         and invest net premiums received for this policy. The particular Separate Account for this policy is indicated on the policy specifications page.

Loan Account             The account to which we will transfer from the
                         Divisions of the Separate Account the amount of any policy loan.

Loan SubAccount          A Loan SubAccount exists for each Division of the
                         Separate Account. Any cash value transferred to the Loan Account will be allocated to the appropriate Loan
                         SubAccount to reflect the origin of the cash value. At any point in time, the Loan Account will equal the sum of all the Loan SubAccounts.



30315                                3.01
(5/95)

                              2. POLICY BENEFITS

Policy Proceeds          The policy proceeds are:

                             1. The death benefit under the contract type then in effect; plus

                             2. The monthly cost of insurance for the portion of the policy month from the date of death to the end of the month of death; less

                             3. Any loan and loan interest due.

Death Benefit            The death benefit depends upon the contract type in
                         effect on the date of the insured's death. The contract type in effect is shown on the policy specifications page.

                         Level Contract Type: (Death benefit is level except when it equals a percentage of cash value.)

                         The death benefit is the greater of:

                             1. The face amount; or

                             2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or any applicable successor provision thereto.

                         Increasing Contract Type:

                         The death benefit is the greater of:

                             1. The face amount plus the cash value on the date of death; or

                             2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or any applicable successor provision thereto.

                         Not withstanding anything in this policy, the death benefit will in no case be less than the amount necessary to cause the policy to meet the guideline premium test set forth in Section 7702(c) of the 1986 Internal Revenue Code or any applicable successor.

Applicable               The percentages as currently described in Section
Percentage               7702(d) of the Internal Revenue Code of 1986 are as
                         follows:

                         In the case of an insured with an The applicable percentage attained age as of the beginning will decrease by a ratable of the of the policy year of:
                             portion for each full year:

                     More than:              But not more than:     From:                           To:

                       0................     40                     250........................     250
                      40................     45                     250........................     215
                      45................     50                     215........................     185
                      50................     55                     185........................     150
                      55................     60                     150........................     130
                      60................     65                     130........................     120
                      65................     70                     120........................     115
                      70................     75                     115........................     105
                      75................     90                     105........................     105
                      90................     95                     105........................     100
                      95................    100                     100........................     100
                     100................    100                     100........................     100
                                          Or higher

30315                                   3.02
(5/95)

Policy                   You may request policy changes at any time unless we
Changes                  specifically indicate otherwise. We reserve the right
                         to limit the number of changes to one per policy year and to restrict the changes in the first policy year.
                         The types of changes allowed are explained below.

                         No change will be permitted that would result in this policy not satisfying the definition of Life Insurance under the Internal Revenue Code of 1986 or any applicable successor provision thereto.

Change In                The face amount may be changed by sending us a written
Face Amount              request.

                         Any decrease in face amount will be subject to the following conditions:

                             1. The decrease will become effective on the monthly anniversary on or following our receipt of the request.

                             2. The decrease will reduce the face amount in the following order:

                                   a. The face amount provided by the most
                                      recent increase;

                                   b. Face amounts provided by the next most
                                      recent increases successively; and

                                   c. The face amount when the policy was
                                      issued.

                             3. The face amount remaining in force after any requested decrease may not be less than the minimum face amount shown on the policy specifications page.

                             4. Any decrease must be at least $5,000.

                         Any increase in face amount will be subject to the following conditions:

                             1. Proof that the insured is insurable by our standards on the date of the requested increase must be submitted.

                             2. The increase will become effective on the monthly anniversary on or following our receipt of such proof.

                             3. Any increase must be at least $5,000.

                             4. The insured must have an attained age not greater than age 80 on the anniversary date that the increase will become effective.

                         We will amend your policy to show the effective date of the decrease or increase.

Change in                The contract type in effect may be changed by sending
Contract Type            us a written request. The effective date of change will
                         be the monthly anniversary on or following the date we receive the request. On the effective date of this change the death benefit payable does not change.

                         If the contract type in effect is increasing, it may be changed to level. The face amount will be increased to equal the death benefit on the effective date of change.

                         If the contract type in effect is level, it may be changed to increasing. Proof that the insured is insurable by our standards on the date of the change must be submitted. The face amount will be decreased to equal the death benefit less the cash value on the effective date of change. This change may not be made if it would result in a face amount which is less than the minimum face amount shown on the policy specifications page.

30315                                   3.03
(5/95)

                         3. PREMIUMS AND GRACE PERIOD

Payment of               Your first premium is due as of the issue date. While
Premiums                 the insured is living, premiums after the first must be
                         paid at our home office. If this policy is in your possession and you have not paid the first premium, it is not in force. It will be considered that you have the policy for inspection only. Premiums after the first may be paid in any amount and at any interval subject to the following conditions:

                             1. No premium payment may be less than $20.00.

                             2. Total premiums paid in any policy year may not exceed the maximum premium limit for that policy year. The maximum premium limit for a policy year is the largest amount of premium which can be paid in that policy year such that the sum of the premiums paid under the policy will not at any time exceed the guideline premium limitation referred to in Section 7702(c) of the Internal Revenue Code of 1986, or as set forth in any applicable successor provision thereto. The maximum premium limit for the following policy year will be shown on your annual report.

                             On any date that we receive a premium which causes the death benefit to increase by an amount that exceeds that premium received, we reserve the right to refuse the premium payment. We may require additional evidence of insurability before we accept the premium payment.
















Net Premium              The premium paid times the net premium percentage from
                         the policy specifications page is the net premium.

Allocation of            You determine the allocation of net premiums among the
Net Premiums             Divisions of the Separate Account. The minimum
                         percentage (other than zero) that may be allocated to any Division of the Separate Account is 10%.
                         Percentages must be in whole numbers. The initial allocation is shown on the policy specifications page.

Your Right to            You may change the allocation of future net premiums
Change                   among the Divisions of the Separate Account subject to
Allocation               the conditions outlined in the Allocation of the Net
                         Premiums provision. The change in allocation percentages will take effect immediately upon our receipt of your written request.

Grace Period             We will allow a grace period of 62 days. The grace
                         period will start on any monthly anniversary when the cash surrender value is not large enough to cover the next monthly deduction. (Monthly deduction is defined in the Cash Values Section.) At that time, we will send you and any assignee of record a notice. The notice will indicate the minimum premium needed to keep the policy in force and the date such payment is due.

                         If you do not pay a premium large enough to cover the monthly deduction by the end of the grace period, your policy will lapse at the end of that 62 day period. It will then terminate without cash value. If the insured dies during the grace period, any past due monthly deductions will be deducted from the death benefit.


30315                                 3.04
(5/95)

Reinstatement            You may reinstate your lapsed policy within 5 years
                         after the date of lapse. This must be done before the insured's age 95.

                         You must submit the following items:

                         1. A written request for reinstatement.

                         2. Proof satisfactory to us that the insured is insurable by our standards.

                         3. A premium large enough to cover:
                             a. The monthly deductions due at the time of lapse;
                                and
                             b. Two times the monthly deduction due at the time
                                of reinstatement.

                         The insured must be alive on the date we approve the request for reinstatement. If the insured is not alive, such approval is void and of no effect.

                         The reinstated policy will be in force from the date we approve the reinstatement application. There will be a full monthly deduction for the policy month which includes that date. The only accumulation value of this policy upon reinstatement will be the amount provided by the premium then paid. The application for reinstatement will be contestable for two years during the lifetime of the insured from the date of its approval.

                         Any loan and loan interest due on the date of lapse may be paid or reinstated. Any loan and loan interest reinstated will cause a cash value of an equal amount to also be reinstated.

                         Any loan paid at the time of reinstatement will cause an increase in cash value equal to the amount of the repaid loan.


30315                                    3.05
(5/95)

                         4. LOANS

                         After the first policy anniversary, you may borrow an amount not in excess of the loan value of your policy while it is in force. The minimum amount of your net loan request at any one time must be at least $100. Your policy will be the sole security for such loan. We have the right to require your policy for endorsement.

                         The loan value is 85% of the cash value of your policy at the date of the loan request, reduced by any existing loans and loan interest due.

                         You may allocate the policy loan and any loan interest due on this loan among the Divisions of the Separate Account. If you do not specify the allocation, then the policy loan will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account, on the date of the policy loan.

                         Cash value equal to the policy loan and the loan interest due on this loan allocated to each Division of the Separate Account will be transferred to the Loan Account, reducing the cash value allocated to the Divisions of the Separate Account accordingly.

                         Cash value held in the Loan Account for loan collateral will earn interest daily at an annual rate not less than the Loan Account guaranteed interest rate shown on the policy specifications page.

                         Interest payable on a loan accrues daily. Loan interest is due and payable in arrears on each policy anniversary or on a pro rata basis for any shorter period as the loan may exist. If you do not pay the interest when it is due, we will add it to your existing loan if your policy has sufficient loan value. We will charge the same rate of interest on this amount as on the policy loan. The total loan rate will be 8.0% per year.

Loan Repayments          All funds received will be credited to your policy as a
                         premium unless clearly marked for loan repayment.

                         You may repay your loan in whole or in part at any time before the death of the insured while the policy is in force. When a loan repayment is made, cash value securing the debt in the Loan Account equal to the loan repayment will be repaid to the Divisions of the Separate Account in the same proportion that the cash value in the Loan Account bears to the cash value in each Loan SubAccount as of the date the original loan was made, unless you indicate a specific allocation to the Divisions of the Separate Account. Unpaid loans and loan interest will be deducted from any settlement of your policy.

                         If you fail to make repayment when the total loan and loan interest due would exceed the cash value, your policy will terminate. We will allow you a grace period for such payment of loans and loan interest due. In such event the policy becomes void at the end of the grace period, we will mail a notice to your last known address, the last known address of the insured, and that of any assignee of record. This grace period will expire 62 days from the monthly anniversary immediately before the date the total loan and loan interest due exceeds the cash value and any unpaid monthly expense charges; or 31 days after such notice has been mailed, if later.

                         5. CASH VALUES
Cash Value               The cash value of your policy is equal to the total of:

                         - The cash value in the Divisions of the Separate
                           Account; plus

                         - The cash value in the Loan Account.

                         You may borrow against the loan value of your policy. The interest rate used to calculate the interest earned on the cash values in the Loan Account securing any policy loan will be at an effective annual rate not less than the Loan Account guaranteed interest rate shown on the policy specifications page.

30412                                     4.01
(5/95)

Separate Account         The cash value in each Division of the Separate
Cash Value               Account on the Investment Start Date is equal to:

                         - The portion of the initial net premium received and allocated to the Division; minus

                         - The portion of the monthly deductions due from the issue date throu h the Investment Start Date charged to the Division. g

                         The cash value in each Division of the Separate Account
                            on a subsequent valuation date is equal to:

                         - The cash value in the Division on the preceding valuation date multiplied by that Division's net investment factor for the current valuation period; plus

                         - Any portion of net premium received and allocated to the Division during the current valuation period; plus

                         - Any net amounts transferred to the Division from another Division during the current valuation period; plus

                         - Any loan repayments allocated to the Division during the current valuation period; plus

                         - That portion of any interest credited on outstanding loans which is allocated to the Division during the current valuation period; minus

                         - Any amounts transferred plus any transfer charge from the Division during the current valuation period; minus

                         - Any partial withdrawal plus any withdrawal transaction charge from the Division during the current valuation period; minus

                         - Any amount transferred from the Division to the Loan Account during that valuation period; minus

                         - If a monthly anniversary occurs during the current valuation period, the portion of the monthly deduction charged to the Division during the current valuation period to cover the policy month which starts during that valuation period.

                         The Net Investment Factor measures the investment performance of a Division during a valuation period. The Net Investment Factor for each Division for a valuation period is calculated as follows:

                         - The value of the assets at the end of the preceding valuation period; plus

                         -  The investment income and capital gains---realized
                            or unrealized---credited to the assets in the
                            valuation period for which the net investment factor
                            is being determined; minus
Net Investment
Factor                   -  The capital losses---realized or unrealized---
                            charged against those assets during the valuation period; minus

                         - Any amount charged against each Division for taxes, including any tax or other economic burden resulting from the application of tax laws that we determine to be properly attributable to the Divisions of the Separate Account, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus

                         - A charge not to exceed .0024547% for each day in the valuation period. This corresponds to 0.90% per year for mortality and expense risks; divided by

                         - The value of the assets at the end of the preceding valuation period.

30412                                  4.02
(5/95)

Loan Account             The cash value of the Loan Account as of the Investment
Cash Value               Start Date is zero. The cash value of the Loan Account
                         on any day after the Investment Start Date is equal to:

                         - The cash value of the Loan Account on the preceding business day, with interest; plus

                         - Any net amount transferred to the Loan Account from the Divisions of the Separate Account on that day; minus

                         -  Any loan repayments on that day.

Monthly Cost             The monthly cost of insurance for the following month
of Insurance             is deducted on the monthly anniversary date. The
                         monthly cost of insurance is 1, below, multiplied by the difference between 2 and 3 below:
                             1. The monthly cost of insurance rate.

                             2. The death benefit at the beginning of the policy
                                month divided by 1.0040741.

                             3. The cash value at the beginning of the policy
                                month, before the deduction of the monthly cost of insurance.

                         If the contract type is level and if there has been an increase in the face amount, then the cash value will first be considered a part of the face amount when the policy was issued. If the cash value is greater than the initial face amount, the excess cash value will then be considered a part of each increase in order, starting with the first increase.

Monthly Cost             At the beginning of each policy year, the monthly cost
of Insurance             of Insurance rate is determined using the insured's
Rates                    attained age. The monthly cost of insurance rate is
                         based on the attained age and rate class. For the initial face amount, we will use the rate class on the issue date. For each increase, we will use the rate class applicable to the increase. If the death benefit equals a percentage of the cash value, any increase in cash value will cause an automatic increase in the death benefit. The rate class for such increase will be the same as that used for the most recent increase that required proof that the insured was insurable by our standards.
                         The monthly cost of insurance rates will never exceed the rates shown on the Table of Guaranteed Monthly Cost of Insurance Rates page. Any change in the cost of insurance rates will apply to all persons of the same age, and classification whose policies have been in force for the same length of time.

First Year               The amount of additional monthly expense to be charged
Monthly Expense          during the first policy year is shown on the policy
Charge                   specifications page.

Monthly Expense          The amount of the monthly expense charge is shown on
Charge                   the policy specifications page.

Monthly Deduction        The monthly deduction is:
                         1. The monthly cost of insurance; plus
                         2. The monthly cost of insurance for any rider included with this policy; plus

                         3. The monthly expense charge; plus
                         4. For the first policy year, the first year monthly
                            expense charge.
                         The monthly deduction for a policy month will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the monthly anniversary.

30412                                      4.03
(5/95)

Cash Surrender           The cash surrender value of this policy is:
Value

                         1. The cash value at the time of surrender; minus
                         2. Any loan and loan interest due.

Surrender

                         You may surrender your policy for its cash surrender value at any time during the lifetime of the insured by sending us a written request. The cash surrender value will be determined as of the date we receive your written request at our home office. The cash surrender value will not be reduced by any monthly deduction due on that date for a subsequent policy month.

Partial
Withdrawals              After the first policy year, you can make a partial
                         withdrawal of cash subject to the following conditions:
                         -  You may make up to one partial withdrawal each
                            policy month.

                         - The minimum amount of your net partial withdrawal request from any one Division must be at least $50.00 of a Division or your entire balance in that Division, if smaller.

                         - The total amount of your net partial withdrawal request at any one time must be at least $500.

                         - The amount of withdrawal obtained by partial withdrawal may not exceed the loan value.

Allocation of
Partial                  You may allocate the partial withdrawal, subject to the
Withdrawals              above conditions, among the Divisions of the Separate
                         Account. If you do not specify the allocation, then the partial withdrawal will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the date of the partial withdrawal.
                         If the contract type is level and the death benefit equals the face amount, then a partial withdrawal will decrease the face amount by an amount equal to the partial withdrawal. If the death benefit equals a percentage of the cash value then a partial withdrawal will decrease the face amount by any amount by which the partial withdrawal exceeds the difference between the death benefit and the face amount. The face amount will be decreased in the following order:
                             1. The face amount at issue; and
                             2. Any increases in the same order in which they
                                were issued.

                         No partial withdrawal will be processed which will result in the face amount being decreased below the minimum face amount shown on the policy specifications page. We reserve the right to change the minimum amount or the number of times you may make a partial withdrawal. Each partial withdrawal is subject to an administrative charge equal to the lesser of $25.00 or 2% of the amount of the partial withdrawal.

                         We will usually pay any amounts payable on surrender,
Postponement             partial withdrawal or policy loan allocated to the
of Payments              Divisions of the Separate Account within seven days
                         after written notice is received. We will usually pay any death benefit proceeds within seven days after we receive due proof of claim. Payment of any amount payable on surrender, partial withdrawal, policy loan or death may be postponed whenever:
                         1. The New York Stock Exchange or our home office are
                           closed (other than customary weekend and holiday closing) or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Co mmission;
                         2. The Securities and Exchange Commission, by order,
                           permits postponement for the protection of policy owners; or
                         3. An emergency exists as determined by the Securities
                           and Exchange Commission, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account.
                         Transfers may also be postponed under the circumstances listed above.

30412                                        4.04
(5/95)

Continuation             If all premium payments cease, the insurance provided
of Insurance             under this policy, including benefits provided by any
                         rider attached to this policy will continue in accordance with the provisions of this policy for as long as the cash surrender value is sufficient to cover the monthly deductions. Any remaining cash surrender value will be payable on the maturity date.

Basis of                 All values are at least equal to those required by any
Computation              applicable law of the state that governs your policy.
                         We have filed a detailed statement of the method of calculating cash values and reserves with the insurance supervisory official of that state.


30412                                    4.05
(5/95)

                          6.  PERSONS WITH AN INTEREST IN THE POLICY

Owner The owner is as shown in the application or in any supplemental agreement attached to this policy, unless later changed as provided in this policy. You, as owner, are entitled to all rights provided by this policy, prior to its maturity date. Ownership may be changed in accordance with the Change of Owner or Beneficiary provision. After the maturity date, you cannot change the payee nor the mode of payment, unless otherwise provided in this policy. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If there is more than one owner at a given time, all must exercise the rights of ownership. If you should die, and you are not the insured, your interest will go to your estate unless otherwise provided.

Beneficiary               The original beneficiary is shown in the application.
                          You may change the beneficiary in accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the beneficiary has no rights in this policy before the death of the insured. If there is more than one beneficiary at the death of the insured, each will receive equal payments unless otherwise provided. If no beneficiary is living at the death of the insured the proceeds will be payable to you, if you are living, or to your estate.

Change of                 During the insured's lifetime you may change the
Owner or                  ownership and beneficiary designations, subject to any
Beneficiary               restrictions as stated in the Owner or Beneficiary
                          provisions. You must make the change in written form satisfactory to us. If acceptable to us it will take effect as of the time you signed the request, whether or not the insured is living when we receive your request at our home office. The change will be subject to any assignment of this policy or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. We have the right to require the policy for endorsement before we accept the change.

                          If you are also the beneficiary of the policy at the time of the insured's death, you may designate some other person to receive the proceeds of the policy within 60 days after the insured's death.

Assignments               We will not be bound by an assignment of the policy or
                          of any interest in it unless:

                          1.  The assignment is made as a written instrument,

                          2. You file the original instrument or a certified copy with us at our home office, and

                          3.  We send you an acknowledged copy.

                          We are not responsible for determining the validity of any assignment. If a claim is based on an assignment, we may require proof of interest of the claimant. A valid assignment will take precedence over any claim of a beneficiary.

                          7.  THE CONTRACT

The Contract              We have issued this policy in consideration of the
                          application and payment of premiums. The policy, the application for it, any riders, and any application for an increase in face amount constitute the entire contract and are attached to and made a part of the policy when the insurance applied for is accepted. A copy of any application for reinstatement will be sent to you for attachment to this policy and will become part of the contract of reinstatement and of this policy. The policy may be changed by mutual agreement.
                          Any change must be in writing and approved by our President, Vice President, or Secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this policy, or to waive any of its provisions.

Conformity with           If any provision in this policy is in conflict with
Statutes                  ownership and beneficiary designations, subject to any
                          the laws of the state which govern this policy, the provision will be deemed to be amended to conform with such laws. In addition, we reserve the right to change this policy if we determine that a change is necessary to meet the requirements of the Internal Revenue Code, or its regulations or published rulings.

30615                                6.01
(5/95)

Statements in             All statements made by the insured or on his or her
Application               behalf, or by the applicant, will be deemed
                          representations and not warranties, except in the case of fraud. Material misstatements will not be used to void the policy, any rider or any increase in face amount or deny a claim unless made in the application for a policy, rider or an increase in face amount.

Claims of                 To the extent permitted by law, neither the policy nor
Creditors                 any payment under it will be subject to the claim of
                          creditors or to any legal process.

Right to                  You have the right to request us to cancel an increase
Examine Increase          in face amount and receive a refund. The request must
in Face Amount            be made no later than:

                          - 20 days from the date you received the new policy specifications page for the increase; or

                          - 45 days after the date you signed the application for the increase. The refund will equal the monthly deductions associated with that increase. If you do request us to cancel the increase but do not request a refund, the monthly deductions associated with that increase will be restored to the policy's cash value. This amount will be allocated to the Divisions of the Separate Account in the same manner as it was deducted.

Conversion                  Once during the first two policy years you have the
Rights                      right, upon written request, to exchange this policy
                            for a life insurance policy that provides for benefits that do not vary with the investment return of the Divisions of the Separate Account. No evidence of insurability will be required. However, we will require that this policy be in force and that you repay any existing indebtedness. At the time of the conversion, the new policy will have, at your option, either the same death benefit or the same difference between death benefit and cash value as this policy. Any excess cash value above the minimum for the new policy will be applied to the new policy unless requested in cash by you. The new policy will also have the same issue date and issue age as this policy. The planned premiums for the new policy will be based on our rates in effect for the same issue age and risk class as the original policy.

                            You also have the right once during the first two years following the effective date of an increase in face amount to exchange the increased portion of this policy for a life insurance policy that provides for fixed benefits. The provisions applicable to the conversion of the entire policy described above are also applicable to a conversion of an increase in face amount.

Misstatement                If there is a misstatement of age in the
of Age                      application, the amount of the death benefit will be
                            that which would be purchased by the most recent mortality charge at the correct age.


Incontestability            We cannot contest this policy after it has been in
                            force during the lifetime of the insured for two years from its issue date. We cannot contest an increase in face amount with regard to material misstatements made concerning such increase after it has been in force during the lifetime of the insured for two years from its effective date. We cannot contest any reinstatement of this policy, with regard to material misstatements made concerning such reinstatement, after it has been in force during the lifetime of the insured for a period of two years from the date we approve the reinstatement. This provision will not apply to any rider which contains its own incontestability clause.


30615                                6.02
(5/95)

Suicide Exclusion           If the insured dies by suicide, while sane or
                            insane, within two years from the issue date (or within the maximum period permitted by law of the state in which this policy was delivered, if less than two years), the amount payable will be limited to the amount of premiums paid, less any outstanding policy loans with interest to the date of death, and less any partial withdrawals.

                            If the insured, while sane or insane, commits suicide within two years after the effective date of any increase in face amount, the death benefit for that increase will be limited to the monthly deductions for the increase.

                            If this policy is issued to a person who is a Missouri citizen at the time of issue, this provision does not apply unless the insured intended suicide when this policy was applied for. If on the effective date of an increase in the face amount, the owner is a Missouri citizen, this provision does not apply to that increase unless the insured intended suicide when the increase in face amount was applied for.

Annual Report               Each year a report will be sent to you which shows
                            the current policy values, premiums paid and deductions made since the last report, and any outstanding policy loans.

Projection of               You may make a written request to us for a
Benefits and                projection of illustrative future cash values and
Values                      death benefits. This projection will be furnished to
                            you for a nominal fee.

                            8.  SEPARATE ACCOUNT PROVISIONS

Separate Account            The variable benefits under this policy are provided
                            through investments in the Separate Account. This account is used for flexible premium variable life insurance policies and, if permitted by law, may be used for other policies or contracts as well.

                            We hold the assets of the Separate Account. These assets are held separately from the Company's general assets. Income, gains and losses --- whether or not realized --- from assets allocated to the Separate Account will be credited to or charged against the account without regard to our other income, gains or losses.

                            Assets held by the Separate Account will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to the Company's general assets any assets of the Separate Account which are in excess of the reserves and other policy liabilities of the Separate Account.

                            The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to the laws of the State of Missouri, which regulate the operations of insurance companies incorporated in Missouri. The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the State of Missouri. The approval process is on file with the Insurance Commissioner of the state in which this policy was delivered.

Divisions                   The Separate Account has several Divisions which are
                            shown on the policy specifications page. The
                            Separate Account will buy shares in the Funds identified on the policy specifications page. Each
                            Fund corresponds to a different investment portfolio.

                            Income, gains and losses --- whether or not realized ---from the assets of each Division of the Separate Account are credited to or charged against that Division without regard to income, gains or losses in other Divisions of the Separate Account.

                            We will value the assets of each Division of the Separate Account at the end of each valuation period. A valuation period is the period between two successive valuation dates, commencing at the close of trading (currently 4:00 p.m. New York time) each valuation date and ending at the close of trading (currently 4:00 p.m. New York time) on the next succeeding valuation date. A valuation date is each day that the New York Stock Exchange and our home office are open for business or any other day that may be required by any applicable Securities and Exchange Commission Rules and Regulations.


30615                                     6.03
(5/95)

Transfers                   You may transfer amounts among the Divisions of the
                            Separate Account.

                            These transfers will be subject to the following conditions:

                            -  We must receive a written request for transfer.

                            - Transfers from or among the Divisions of the Separate Account may be made at any time and must be at least $250.00 or the entire amount you have in a Division, if smaller.

                            We may modify the transfer privilege at any time, including the minimum amount transferable, the frequency, and the transfer charge, if any. If a transfer charge is imposed, this charge will not exceed $25.00.

Addition, Deletion       We reserve the right, subject to compliance with
or Substitution          applicable law, to make additions to, deletions from,
of Investments           or substitutions for the shares of a fund that are held
                         by the Separate Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any of the Funds and to substitute shares of another fund or of another registered open-end, investment company, if the shares or funds are no longer available for investment or if in our judgement, further investment in any fund should become inappropriate in view of the purpose of the policy. We will not substitute any shares attributable to the owner's interest in a Division of the Separate Account without notice to the owner and compliance with the Investment Company Act of 1940. This will not prevent the Separate Account from purchasing other securities for other series or classes of policies, or from permitting conversion between series or classes of policies or contracts on the basis of requests made by owners.


                         We reserve the right to establish additional Divisions of the Separate Account, each of which would invest in a new fund or in shares of another open-end investment company and to make such Divisions available to such class or series of policies as we deem appropriate. Subject to any required regulatory approval, we also reserve the right to eliminate or combine existing Divisions of the Separate Account or to transfer assets between Divisions.

                         Subject to obtaining any necessary regulatory or owner approval, the Separate Account may be operated as a management company under the Investment Company Act of 1940; it may be deregistered under that Act in the event registration is no longer required; it may be combined with other separate accounts; or its assets may be transferred to other separate accounts.


30615                                6.04
(5/95)

                       9.  PAYMENT  OF  POLICY  BENEFITS

Payment A lump sum payment will be made as provided on the face page.

Interest  on           We will pay interest on proceeds from the date of the
Proceeds               insured's death to the date of payment. Interest will be
                       at an annual rate determined by us, but never less than the guaranteed rate of 4.0%.

Extended               Provisions for settlement of proceeds different from a
Provisions             lump sum payment may only be made upon written agreement
                       with us.

30705                                7.01
(5/95)

              FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE TO AGE 95

                               Non-Participating


                   [LOGO OF PARAGON LIFE INSURANCE COMPANY]


30027
(1/95)

                                                                   POLICY NUMBER



[LOGO OF PARAGON LIFE INSURANCE COMPANY]


                                                                         INSURED


              FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE TO AGE 95

                               Non-Participating

Flexible Premiums are payable during the lifetime of the insured to age 95. The death benefit is payable at the death of the insured prior to age 95 and while the policy is in force. Cash surrender value, if any, is payable at the insured's age 95.

THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED ON PAGES 3.02 AND 3.03.

THE POLICY'S CASH VALUE IN EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT INVESTMENT DIVISION AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE THE SEPARATE ACCOUNT PROVISION.

                                   RIGHT TO
                                EXAMINE POLICY

Please read this policy. You may return this policy to us or to the agent through whom it was purchased within 20 days from the date you receive it or within 45 days after the application is signed, whichever period ends later. If you return it within this period, the policy will be void from the beginning. We will refund any premium paid.

This policy is a legal contract between the policy owner and Paragon Life Insurance Company. PLEASE READ YOUR POLICY CAREFULLY. This cover sheet provides only a brief outline of some of the important features of your policy. This cover sheet is not the complete insurance contract and only the actual policy provisions will control. The policy itself sets forth, in detail, the rights and obligations of both you and your insurance company. IT IS THEREFORE IMPORTANT THAT YOU READ YOUR POLICY.

Signed for the company at its Home Office, St. Louis, Missouri 63105.  (314-862-
2211)


     /s/ [Illegible]                              /s/ Carl H. Anderson

     V.P., GENERAL COUNSEL
        AND SECRETARY                                PRESIDENT

30040                                0.01
(8/96)

                        ALPHABETIC GUIDE TO YOUR POLICY

Page                                              Page
6.04  Addition, Deletion or Substitution of       3.01  Maturity Date
      Investments                                 6.02  Misstatement of Age and
3.04  Allocation of Net Premiums                        Corrections
6.01  Assignments                                 4.03  Monthly Cost of Insurance
4.05  Basis of Computation                        4.03  Monthly Deduction
6.01  Beneficiary                                 4.02  Net Investment Factor
4.04  Cash Surrender Value                        3.04  Net Premium
4.01  Cash Values                                 6.01  Owner
3.03  Change in Contract Type                     4.04  Partial Withdrawals
3.03  Change in Face Amount                       7.01  Payment of Policy Benefits
6.01  Change of Owner or Beneficiary              3.04  Payment of Premiums
6.02  Claims of Creditors                         3.03  Policy Changes
6.01  Conformity with Statutes                    3.02  Policy Proceeds
6.02  Conversion Rights                           4.04  Postponement of Payments
3.02  Death Benefit                               3.05  Reinstatement
3.01  Definitions                                 6.02  Right to Examine Increase in Face
3.04  Grace Period                                      Amount
6.02  Incontestability                            4.02  Separate Account Cash Value
7.01  Interest on Proceeds                        6.03  Separate Account Provisions
3.01  Issue Date                                  6.02  Statements in Application
4.03  Loan Account Cash Value                     6.03  Suicide Exclusion
4.01  Loans                                       6.04  Transfers

Additional Benefit Riders, Modifications and Amendments, if any, and a Copy of the Application are found following the final section.

30040                                0.02
(8/96)

POLICY SPECIFICATIONS

INSURED AGE                      (AGE)     INSURED                    (INSURED)
SEX                              (SEX)     FACE AMOUNT                (FACEAMT)
CONTRACT TYPE               (CONTTYPE)     ISSUE DATE                (CERTDATE)
MINIMUM FACE AMOUNT       (MINFACEAMT)     POLICY NUMBER               (POLNUM)
NET PREMIUM PERCENTAGE    (NETPREMPER)     PLANNED ANNUAL PREMIUM    (APREMIUM)
LOAN ACCOUNT GUARANTEED                    MONTHLY EXPENSE CHARGE    (MOEXPCHG)
  INTEREST RATE                   5.0%     FIRST YEAR MONTHLY
RISK CLASSIFICATION        (RISKCLASS)         EXPENSE CHARGE           (FYMEC)
MATURITY DATE*               (MATDATE)     SEPARATE ACCOUNT           (SEPACCT)



FORM                BENEFITS-AS SPECIFIED IN CERTIFICATE
NUMBER                        AND IN ANY RIDER


                     Policy Plan: FLEXIBLE PREMIUM VARIABLE
                           LIFE INSURANCE TO AGE 95



(DOCSLIST[LOOPIN, 1])





* It is possible that coverage will expire prior to the Maturity Date shown where either no premiums are paid following payment of the initial premium or subsequent premiums are insufficient to continue coverage to such a date. If current values change, the planned periodic premium could be insufficient to continue coverage to the maturity date.



30183                         1.01

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                             RATES ARE PER $1,000

INSURED:     <INSURED>                                              POLICY NUMBER:
                                                                    ISSUE DATE:


     ATTAINED                                                 ATTAINED
     AGE                 RATE                                 AGE                  RATE
     ---                 ----                                 ---                  ----

     <COIRATES[CTR,1]><COIRATES[CTR,2]>                        <COIRATES[CTR2,1]><COIRATES[CTR2,2]>
     <COIRATES[(94-AGE),1]><COIRATES[(94-AGE),2]>              <COIRATES[(95-AGE),1]><COIRATES[(95-AGE),2]>
     <COIRATES[(95-AGE),1]><COIRATES[(95-AGE),2]>

               <POLNUM>
               <CERTDATE>

     ATTAINED
     AGE                        RATE
     ---                        ----
     <COIRATES[CTR3,1]>    <COIRATES[CTR3,2]>














THESE RATES ARE FOR THE BASE COVERAGE AT ISSUE. They are based on 125 percent of the 1980 Commissioners Standard Ordinary Mortality Table C Age Last Birthday.

Any values guaranteed in this contract are based on these rates.

30184                           1.01

                       1.  DEFINITIONS IN THIS POLICY


We, Us and Our         The Paragon Life insurance Company.

You and Your           The owner of this policy. The owner may be someone other
                       than the insured.

                       In the application the words "You" and "Your" refer to the proposed insured person(s).

Insured The person whose life is insured under this policy. See the policy specifications page.

Issue Age              The insured's age at his or her last birthday as of the
                       issue date.

Attained Age           The issue age plus the number of completed policy years.

Issue Date             The effective date of the coverage under this policy. It
                       is also the date from which policy anniversaries, policy years, and policy months are measured.

Investment             The date the first premium is applied to the Divisions of
Start Date             the Separate Account. This date will be the later of:

                       -  The issue date of the policy; or

                       - The date we receive the first premium at our home office.

Maturity Date          The policy anniversary on which the insured attains age
                       95. If the insured is living and the policy is in force on this date, the cash surrender value is payable to you.
                       It is possible that insurance coverage may not continue to the maturity date even if planned premiums are paid in a timely manner.

Monthly                The same date in each succeeding month as the issue date
Anniversary            except that whenever the monthly anniversary falls on a
                       date other than a valuation date, the monthly anniversary will be deemed the next valuation date. If any monthly anniversary would be the 29th, 30th, or 31st day of a month that does not have that number of days, then the monthly anniversary will be the last day of that month.

Business Day           Any day that we are open for business.

Separate Account       A separate investment account created by us to receive
                       and invest net premiums received for this policy. The particular Separate Account for this policy is indicated on the policy specifications page.

Loan Account           The account to which we will transfer from the Divisions
                       of the Separate Account the amount of any policy loan.

Loan SubAccount        A Loan SubAccount exists for each Division of the
                       Separate Account. Any cash value transferred to the Loan
                       Account will be allocated to the appropriate Loan
                       SubAccount to reflect the origin of the cash value. At any point in time, the Loan Account will equal the sum of all the Loan SubAccounts.

30322                                   3.01
(8/96)

                       2.  POLICY BENEFITS


Policy Proceeds        The policy proceeds are:

                       1. The death benefit under the contract type then in effect; plus

                       2. The monthly cost of insurance for the portion of the policy month from the date of death to the end of the month of death; less

                       3.  Any loan and loan interest due.

Death Benefit          The death benefit depends upon the contract type in
                       effect on the date of the insured's death. The contract type in effect is shown on the policy specifications page.

                       Level Contract Type: (Death benefit is level except when it equals a percentage of cash value.) The death benefit is the greater of:

                       1.  The face amount; or

                       2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the internal Revenue Code of 1986 or any applicable successor provision thereto.

                       Increasing Contract Type:

                       The death benefit is the greater of:

                       1. The face amount plus the cash value on the date of death; or

                       2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or any applicable successor provision thereto.

                       Not withstanding anything in this policy, the death benefit will in no case be less than the amount necessary to cause the policy to meet the guideline premium test set forth in Section 7702(c) of the 1986 Internal Revenue Code or any applicable successor.

Applicable             The percentages as currently described in Section 7702(d)
Percentage             of the Internal Revenue Code of 1986 are as follows:

                       In the case of an insured with an                                    The applicable percentage
                       attained age as of the beginning                                     will decrease by a ratable
                       of the policy year of:                                               portion for each full year:

                       More than:                       But not more than:                  From:                              To:
                         0        .........................       40                        250  ........................      250
                        40        .........................       45                        250  ........................      215
                        45        .........................       50                        215  ........................      185
                        50        .........................       55                        185  ........................      150
                        55        .........................       60                        150  ........................      130
                        60        .........................       65                        130  ........................      120
                        65        .........................       70                        120  ........................      115
                        70        .........................       75                        115  ........................      105
                        75        .........................       90                        105  ........................      105
                        90        .........................       95                        105  ........................      100
                        95        .........................      100                        100  ........................      100
                       100        .........................      100                        100  ........................      100
                                                                 or higher

30322                                        3.02
(8/96)

Policy Changes         You may request policy changes at any time unless we
                       specifically indicate otherwise. We reserve the right to limit the number of changes to one per policy year and to restrict the changes in the first policy year. The types of changes allowed are explained below.

                       No change will be permitted that would result in this policy not satisfying the definition of Life Insurance under the Internal Revenue Code of 1986 or any applicable successor provision thereto.

Change in              The face amount may be changed by sending us a written
Face Amount            request.

                       Any decrease in face amount will be subject to the following conditions:

                       1. The decrease will become effective on the monthly anniversary on or following our receipt of the request.

                       2. The decrease will reduce the face amount in the following order:

                           a. The face amount provided by the most recent increase;

                           b. Face amounts provided by the next most recent increases, successively; and

                           c.  The face amount when the policy was issued.

                       3. The face amount remaining in force after any requested decrease may not be less than the minimum face amount shown on the policy specifications page.

                       4.  Any decrease must be at least $5,000.

                       Any increase in face amount will be subject to the following conditions:

                       1. Proof that the insured is insurable by our standards on the date of the requested increase must be submitted.

                       2. The increase will become effective on the monthly anniversary on or following our receipt of such proof.

                       3.  Any increase must be at least $5,000.

                       4. The insured must have an attained age not greater than age 80 on the anniversary date that the increase will become effective.

                       We will amend your policy to show the effective date of the decrease or increase.

Change in              The contract type in effect may be changed by sending us
Contract Type          a written request. The effective date of change will be
                       the monthly anniversary on or following the date we receive the request. On the effective date of this change the death benefit payable does not change.

                       If the contract type in effect is increasing, it may be changed to level. The face amount will be increased to equal the death benefit on the effective date of change.

                       If the contract type in effect is level, it may be changed to increasing. Proof that the insured is insurable by our standards on the date of the change must be submitted. The face amount will be decreased to equal the death benefit less the cash value on the effective date of change. This change may not be made if it would result in a face amount which is less than the minimum face amount shown on the policy specifications page.

30322                                   3.03
(8/96)

                       3.  PREMIUMS AND GRACE PERIOD


Payment of             Your first premium is due as of the issue date. While the
Premiums               insured is living, premiums after the first must be paid
                       at our home office. If this policy is in your possession and you have not paid the first premium, it is not in force. It will be considered that you have the policy for inspection only.

                       Premiums after the first may be paid in any amount and at any interval subject to the following conditions:

                       1.  No premium payment may be less than $20.00.

                       2. Total premiums paid in any policy year may not exceed the maximum premium limit for that policy year. The maximum premium limit for a policy year is the largest amount of premium which can be paid in that policy year such that the sum of the premiums paid under the policy will not at any time exceed the guideline premium limitation referred to in Section 7702(c) of the Internal Revenue Code of 1986, or as set forth in any applicable successor provision thereto. The maximum premium limit for the following policy year will be shown on your annual report.

                           On any date that we receive a premium which causes the death benefit to increase by an amount that exceeds that premium received, we reserve the right to refuse the premium payment. We may require additional evidence of insurability before we accept the premium payment.

Net Premium            The premium paid times the net premium percentage from
                       the policy specifications page is the net premium.
Net Premiums
Allocation of          You determine the allocation of net premiums among the
                       Divisions of the Separate Account. The minimum percentage
                       (other than zero) that may be allocated to any Division of the Separate Account is 10%. Percentages must be in whole numbers.

Your Right             You may change the allocation of future net premiums
to Change              among the Divisions of the Separate Account subject to
Allocation             the conditions outlined in the Allocation of the Net
                       Premiums provision. The change in allocation percentages will take effect immediately upon our receipt of your written request.

Grace Period           We will allow a grace period of 62 days. The grace period
                       will start on any monthly anniversary when the cash surrender value is not large enough to cover the next monthly deduction. (Monthly deduction is defined in the Cash Values Section.) At that time, we will send you and any assignee of record a notice. The notice will indicate the minimum premium needed to keep the policy in force and the date such payment is due.

                       If you do not pay a premium large enough to cover the monthly deduction by the end of the grace period, your policy will lapse at the end of that 62 day period. It will then terminate without cash value. If the insured dies during the grace period, any past due monthly deductions will be deducted from the death benefit.

30322                                        3.04
(8/96)

Reinstatement          You may reinstate your lapsed policy within 5 years after
                       the date of lapse. This must be done before the insured's age 95. You must submit the following items:

                       1.  A written request for reinstatement.

                       2. Proof satisfactory to us that the insured is insurable by our standards.

                       3.  A premium large enough to cover:

                           a.  The monthly deductions due at the time of lapse;
                               and

                           b. Two times the monthly deduction due at the time of reinstatement.

                       The insured must be alive on the date we approve the request for reinstatement. If the insured is not alive, such approval is void and of no effect.

                       The reinstated policy will be in force from the date we approve the reinstatement application. There will be a full monthly deduction for the policy month which includes that date. The only accumulation value of this policy upon reinstatement will be the amount provided by the premium then paid. The application for reinstatement will be contestable for two years during the lifetime of the insured from the date of its approval.

                       Any loan and loan interest due on the date of lapse may be paid or reinstated. Any loan and loan interest reinstated will cause a cash value of an equal amount to also be reinstated.

                       Any loan paid at the time of reinstatement will cause an increase in cash value equal to the amount of the repaid loan.

30322                                   3.05
(8/96)

                             4.  LOANS

                             After the first policy anniversary, you may borrow an amount not in excess of the loan value of your policy while it is in force. The minimum amount of your net loan request at any one time must be at least $100. Your policy will be the sole security for such loan. We have the right to require your policy for endorsement.

                             The loan value is 85% of the cash value of your policy at the date of the loan request, reduced by any existing loans and loan interest due.

                             You may allocate the policy loan and any loan interest due on this loan among the Divisions of the Separate Account. If you do not specify the allocation, then the policy loan will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account, on the date of the policy loan.

                             Cash value equal to the policy loan and the loan interest due on this loan allocated to each Division of the Separate Account will be transferred to the Loan Account, reducing the cash value allocated to the Divisions of the Separate Account accordingly.

                             Cash value held in the Loan Account for loan collateral will earn interest daily at an annual rate not less than the Loan Account guaranteed interest rate shown on the policy specifications page.

                             Interest payable on a loan accrues daily. Loan interest is due and payable in arrears on each policy anniversary or on a pro rata basis for any shorter period as the loan may exist. If you do not pay the interest when it is due, we will add it to your existing loan if your policy has sufficient loan value. We will charge the same rate of interest on this amount as on the policy loan. The total loan rate will be 8.0% per year.

Loan Repayments              All funds received will be credited to your policy
                             as a premium unless clearly marked for loan repayment.

                             You may repay your loan in whole or in part at any time before the death of the insured while the policy is in force. When a loan repayment is made, cash value securing the debt in the Loan Account equal to the loan repayment will be repaid to the Divisions of the Separate Account in the same proportion that the cash value in the Loan Account bears to the cash value in each Loan SubAccount as of the date the original loan was made, unless you indicate a specific allocation to the Divisions of the Separate Account. Unpaid loans and loan interest will be deducted from any settlement of your policy.

                             If you fail to make repayment when the total loan and loan interest due would exceed the cash value, your policy will terminate. We will allow you a grace period for such payment of loans and loan interest due. In such event the policy becomes void at the end of the grace period, we will mail a notice to your last known address, the last known address of the insured, and that of any assignee of record. This grace period will expire 62 days from the monthly anniversary immediately before the date the total loan and loan interest due exceeds the cash value and any unpaid monthly expense charges; or 31 days after such notice has been mailed, if later.

                             5.  CASH VALUES

Cash Value                   The cash value of your policy is equal to the total
                             of:

                             - The cash value in the Divisions of the Separate Account; plus

                             -  The cash value in the Loan Account.

                             You may borrow against the loan value of your policy. The interest rate used to calculate the interest earned on the cash values in the Loan Account securing any policy loan will be at an effective annual rate not less than the Loan Account guaranteed interest rate shown an the policy specifications page.

30419                                   4.01

Separate Account             The cash value in each Division of the Separate
Cash Value                   Account on the Investment Start Date is equal to:

                             - The portion of the initial net premium received and allocated to the Division; minus

                             - The portion of the monthly deductions due from the issue date through the Investment Start Date charged to the Division.

                             The cash value in each Division of the Separate Account on a subsequent valuation date is equal to:

                             - The cash value in the Division on the preceding valuation date multiplied by that Division's net investment factor for the current valuation period; plus

                             -  Any portion of net premium received and
                                allocated to the Division during the current valuation period; plus

                             - Any net amounts transferred to the Division from another Division during the current valuation period; plus

                             - Any loan repayments allocated to the Division during the current valuation period; plus

                             - That portion of any interest credited on outstanding loans which is allocated to the Division during the current valuation period; minus

                             - Any amounts transferred plus any transfer charge from the Division during the current valuation period; minus

                             - Any partial withdrawal plus any withdrawal transaction charge from the Division during the current valuation period; minus

                             - Any amount transferred from the Division to the Loan Account during that valuation period; minus

                            - If a monthly anniversary occurs during the current valuation period, the portion of the monthly deduction charged to the Division during the current valuation period to cover the policy month which starts during that valuation period

Net Investment               The Net Investment Factor measures the investment
Factor                       performance of a Division during a valuation
                             period. The Net Investment Factor for each Division for a valuation period is calculated as follows:

                             - The value of the assets at the end of the preceding valuation period; plus

                             - The investment income and capital gains --- realized or unrealized --- credited to the assets in the valuation period for which the net investment factor is being determined; minus

                             - The capital losses --- realized or unrealized --- charged against those assets during the valuation period; minus

                             - Any amount charged against each Division for taxes, including any tax or other economic burden resulting from the application of tax laws that we determine to be properly attributable to the Divisions of the Separate Account, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus

                             - A charge not to exceed .0024547% for each day in the valuation period. This corresponds to 0.90% per year for mortality and expense risks; divided by

                             - The value of the assets at the end of the preceding valuation period.

30419                                        4.02

Loan Account                 The cash value of the Loan Account as of the
Cash Value                   Investment Start Date is zero.

                             The cash value of the Loan Account on any day after the Investment Start Date is equal to:

                             - The cash value of the Loan Account on the preceding business day, with interest; plus

                             - Any net amount transferred to the Loan Account from the Divisions of the Separate Account on that day; minus

                             -  Any loan repayments on that day.

Monthly Cost                 The monthly cost of insurance for the following
of Insurance                 month is deducted on the monthly anniversary date.
                             The monthly cost of insurance is 1, below, multiplied by the difference between 2 and 3 below:

                             1. The monthly cost of insurance rate divided by 1,000.

                             2. The death benefit at the beginning of the policy month divided by 1.0040741.

                             3. The cash value at the beginning of the policy month, before the deduction of the monthly cost of insurance.

                             If the contract type is level and if there has been an increase in the face amount, then the cash value will first be considered a part of the face amount when the policy was issued. If the cash value is greater than the initial face amount, the excess cash value will then be considered a part of each increase in order, starting with the first increase.

Monthly Cost                 At the beginning of each policy year, the monthly
of Insurance                 cost of insurance rate is determined using the
Rates                        insured's attained age. The monthly cost of
                             insurance rate is based on the attained age and rate class. For the initial face amount, we will use the rate class on the issue date. For each increase, we will use the rate class applicable to the increase. If the death benefit equals a percentage of the cash value, any increase in cash value will cause an automatic increase in the death benefit. The rate class for such increase will be the same as that used for the most recent increase that required proof that the insured was insurable by our standards.

                             The monthly cost of insurance rates will never exceed the rates shown on the Table of Guaranteed Monthly Cost of Insurance Rates page. Any change in the cost of insurance rates will apply to all persons of the same age, and classification whose policies have been in force for the same length of time.

First Year                   The amount of additional monthly expense to be
Monthly Expense              charged during the first policy year is shown on
Charge                       the policy specifications page.

Monthly Expense              The amount of the monthly expense charge is shown
Charge                       on the policy specifications page.

Monthly Deduction            The monthly deduction is:

                             1.  The monthly cost of insurance; plus

                             2. The monthly cost of insurance for any rider included with this policy; plus

                             3.  The monthly expense charge; plus

                             4 For the first policy year, the first year monthly expense charge.

                             The monthly deduction for a policy month will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the monthly anniversary.


30419                                   4.03

Cash Surrender               The cash surrender value of this policy is:
Value

                             1.  The cash value at the time of surrender; minus

                             2.  Any loan and loan interest due.

Surrender                    You may surrender your policy for its cash
                             surrender value at any time during the lifetime of the insured by sending us a written request. The cash surrender value will be determined as of the date we receive your written request at our home office. The cash surrender value will not be reduced by any monthly deduction due on that date for a subsequent policy month.

Partial                      After the first policy year, you can make a partial
Withdrawals                  withdrawal of cash subject to the following
                             conditions:

                             - You may make up to one partial withdrawal each policy month.

                             -  The minimum amount of your net partial
                                withdrawal request from any one Division must be at least $50.00 of a Division or your entire balance in that Division, if smaller.

                             - The total amount of your net partial withdrawal request at any one time must be at least $500.

                             - The amount of withdrawal obtained by partial withdrawal may not exceed the loan value.

Allocation of                You may allocate the partial withdrawal, subject to
Partial                      the above conditions, among the Divisions of the
Withdrawals                  Separate Account. If you do not specify the
                             allocation, then the partial withdrawal will be allocated among the Divisions of the Separate
                             Account in the same proportion that the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan
                             Account on the date of the partial withdrawal.

                             If the contract type is level and the death benefit equals the face amount, then a partial withdrawal will decrease the face amount by an amount equal to the partial withdrawal. If the death benefit equals a percentage of the cash value then a partial withdrawal will decrease the face amount by any amount by which the partial withdrawal exceeds the difference between the death benefit and the face amount. The face amount will be decreased in the following order:

                             1.  The face amount at issue; and

                             2. Any increases in the same order in which they were issued.

                             No partial withdrawal will be processed which will result in the face amount being decreased below the minimum face amount shown on the policy specifications page.

                             We reserve the right to change the minimum amount or the number of times you may make a partial withdrawal. Each partial withdrawal is subject to an administrative charge equal to the lesser of $25.00 or 2% of the amount of the partial withdrawal.

Postponement                 We will usually pay any amounts payable on
of Payments                  surrender, partial withdrawal or policy loan
                             allocated to the Divisions of the Separate Account within seven days after written notice is received.
                             We will usually pay any death benefit proceeds within seven days after we receive due proof of claim. Payment of any amount payable on surrender, partial withdrawal, policy loan or death may be postponed whenever:

                             1. The New York Stock Exchange or our home office are closed (other than customary weekend and holiday closing) or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission;

                             2. The Securities and Exchange Commission, by order, permits postponement for the protection of policy owners; or

                             3. An emergency exists as determined by the Securities and Exchange Commission, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account.

                             Transfers may also be postponed under the circumstances listed above.

30419                                   4.04

Continuation                 If all premium payments cease, the insurance
of Insurance                 provided under this policy, including benefits
                             provided by any rider attached to this policy will continue in accordance with provisions of this policy for as long as the cash surrender value is sufficient to cover the monthly deductions. Any remaining cash surrender value will be payable on the maturity date.

Basis of                     All values are at least equal to those required by
Computation                  any applicable law of the state that governs your
                             policy. We have filed a detailed statement of the method of calculating cash values and reserves with the insurance supervisory official of that state.

30419                                        4.05

                    6.  PERSONS  WITH  AN  INTEREST  IN  THE  POLICY

Owner Unless someone else is shown as owner in the application or in any supplemental agreement attached to this policy, the insured will be the owner of this policy. If there is more than one owner at a given time, all must exercise the right of ownership. Ownership may be changed in accordance with the Change of Owner or Beneficiary provision.

                    You, as owner, are entitled to exercise all ownership rights provided by this policy while it is in force. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If you should die, and you are not the insured, your interest will go to your estate unless otherwise provided.

Beneficiary         The original beneficiary is shown in the application. You
                    may change the beneficiary in accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the beneficiary has no rights in this policy before the death of the insured. If there is more than one beneficiary at the death of the insured, each will receive equal payments unless otherwise provided. If no beneficiary is living at the death of the insured the proceeds will be payable to you, if you are living, or to your estate.

Change of           During the insured's lifetime you may change the ownership
Owner or            and beneficiary designations, subject to any restrictions
Beneficiary         as stated in the Owner or Beneficiary provisions. You must make the change in written form satisfactory to us. If acceptable to us it will take effect as of the time you signed the request, whether or not the insured is living when we receive your request at our home office. The change will be subject to any assignment of this policy or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. We have the right to require the policy for endorsement before we accept the change.

                    If you are also the beneficiary of the policy at the time of the insured's death, you may designate some other person to receive the proceeds of the policy within 60 days after the insured's death.

Assignments         We will not be bound by an assignment of the policy or of
                    any interest in it unless:

                    1.   The assignment is made as a written instrument,

                    2. You file the original instrument or a certified copy with us at our home office, and

                    3.   We send you an acknowledged copy.

                    We are not responsible for determining the validity of any assignment. If a claim is based on an assignment, we may require proof of interest of the claimant. A valid assignment will take precedence over any claim of a beneficiary.

                    7.   THE CONTRACT

The Contract        We have issued this policy in consideration of the
                    application and payment of premiums. The policy, the application for it, any riders, and any application for an increase in face amount constitute the entire contract and are attached to and made a part of the policy when the insurance applied for is accepted. A copy of any application for reinstatement will be sent to you for attachment to this policy and will become part of the contract of reinstatement and of this policy. The policy may be changed by mutual agreement. Any change must be in writing and approved by our President, Vice President, or Secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this policy, or to waive any of its provisions.

Conformity with     If any provision in this policy is in conflict with the laws
Statutes            of the state which govern this policy, the provision will be deemed to be amended to conform with such laws. In addition, we reserve the right to change this policy if we determine that a change is necessary to cause this policy to comply with, or give you the benefit of, any federal or state statute, rule or regulation, including, but not limited to, requirements for life insurance contracts under the Internal
                    Revenue Code, or its regulations or published rulings.

30622                                6.01
(8/96)

Statements in       All statements made by the insured or on his or her behalf,
Application         or by the applicant, will be deemed representations and not warranties, except in the case of fraud. Material misstatements will not be used to void the policy, any rider or any increase in face amount or deny a claim unless made in the application for a policy, rider or an increase in face amount.

Claims of           To the extent permitted by law, neither the policy nor any
Creditors           payment under it will be subject to the claim of creditors or to any legal process.

Right to            You have the right to request us to cancel an increase in
Examine Increase    face amount and receive a refund. The request must be made
in Face Amount      no later than:

                    - 20 days from the date you received the new policy specifications page for the increase; or

                    - 45 days after the date you signed the application for the increase.

                    The refund will equal the monthly deductions associated with that increase. If you do request us to cancel the increase but do not request a refund, the monthly deductions associated with that increase will be restored to the policy's cash value. This amount will be allocated to the Divisions of the Separate Account in the same manner as it was deducted.

Conversion          Once during the first two policy years you have the right,
Rights              upon written request, to exchange this policy for a life
                    insurance policy that provides for benefits that do not vary with the investment return of the Divisions of the Separate
                    Account. No evidence of insurability will be required.
                    However, we will require that this policy be in force and that you repay any existing indebtedness. At the time of the conversion, the new policy will have, at your option, either the same death benefit or the same difference between death benefit and cash value as this policy. The new policy will also have the same issue date and issue age as this policy.
                    The planned premiums for the new policy will be based on our rates in effect for the same issue age and risk class as the original policy.

                    You also have the right once during the first two years following the effective date of an increase in face amount to exchange the increased portion of this policy for a life insurance policy that provides for fixed benefits. The provisions applicable to the conversion of the entire policy described above are also applicable to a conversion of an increase in face amount.

Misstatement        If there is a misstatement of age in the application, the
of Age and          amount of the death benefit will be that which would be
Corrections         purchased by the most recent mortality charge at the correct age.

                    If we make any payment or policy changes in good faith, relying on our records, or evidence supplied to us, our duty will be fully discharged. We reserve the right to correct any errors in the policy.

Incontestability    We cannot contest this policy after it has been in force
                    during the lifetime of the insured for two years from its issue date. We cannot contest an increase in face amount with regard to material misstatements made concerning such increase after it has been in force during the lifetime of the insured for two years from its effective date. We cannot contest any reinstatement of this policy after it has been in force during the lifetime of the insured for a period of two years from the date we approve the reinstatement. This provision will not apply to any rider which contains its own incontestability clause.

30622                                6.02
(8/96)

Suicide Exclusion        If the insured dies by suicide, while sane or insane,
                         within two years from the issue date (or within the maximum period permitted by law of the state in which this policy was delivered, if less than two years), the amount payable will be limited to the amount of premiums paid, less any outstanding policy loans with interest to the date of death, and less any partial withdrawals.

                         If the insured, while sane or insane, commits suicide within two years after the effective date of any increase in face amount, the death benefit for that increase will be limited to the monthly deductions for the increase.

Annual Report            Each year a report will be sent to you which shows the
                         current policy values, premiums paid and deductions made since the last report, and any outstanding policy loans.

Projection of            You may make a written request to us for a projection
Benefits and             of illustrative future cash values and death benefits.
Values                   This projection will be furnished to you for a nominal
                         fee.

                         8.  SEPARATE ACCOUNT PROVISIONS

Separate Account         The variable benefits under this policy are provided
                         through investments in the Separate Account. This account is used for flexible premium variable life insurance policies and, if permitted by law, may be used for other policies or contracts as well.

                         We hold the assets of the Separate Account. These assets are held separately from the Company's general assets. Income, gains and losses --- whether or not realized --- from assets allocated to the Separate Account will be credited to or charged against the account without regard to our other income, gains or losses.

                         Assets held by the Separate Account will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to the Company's general assets any assets of the Separate Account which are in excess of the reserves and other policy liabilities of the Separate Account.

                         The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to the laws of the State of Missouri, which regulate the operations of insurance companies incorporated in Missouri. The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the State of Missouri. The approval process is on file with the Insurance Commissioner of the state in which this policy was delivered.

Divisions                The Separate Account has several Divisions. Each
                         Separate Account Division will buy shares in a different investment portfolio.

                         Income, gains and losses --- whether or not realized --- from the assets of each Division of the Separate Account are credited to or charged against that Division without regard to income, gains or losses in other Divisions of the Separate Account.

                         We will value the assets of each Division of the Separate Account at the end of each valuation period. A valuation period is the period between two successive valuation dates, commencing at the close of trading (currently 4:00 p.m. New York time) each valuation date and ending at the close of trading (currently 4:00 p.m. New York time) on the next succeeding valuation date. A valuation date is each day that the New York Stock Exchange and our home office are open for business or any other day that may be required by any applicable Securities and Exchange Commission Rules and Regulations.

30622                                6.03
(8/96)

Transfers                You may transfer amounts among the Divisions of the
                         Separate Account.

                         These transfers will be subject to the following conditions:

                         -    We must receive a written request for transfer.

                         - Transfers from or among the Divisions of the Separate Account may be made at any time and must be at least $250.00 or the entire amount you have in a Division, if smaller.

                         We may modify the transfer privilege at any time, including the minimum amount transferable, the frequency, and the transfer charge, if any.

Addition, Deletion       We reserve the right, subject to compliance with
or Substitution          applicable law, to make additions to, deletions from,
of Investments           or substitutions for the shares of a fund that are held
                         by the Separate Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any of the Funds and to substitute shares of another fund or of another registered open-end, investment company, if the shares or funds are no longer available for investment or if in our judgement, further investment in any fund should become inappropriate in view of the purpose of the policy. We will not substitute any shares attributable to the owner's interest in a Division of the Separate Account without notice to the owner and compliance with the Investment Company Act of 1940. This will not prevent the Separate Account from purchasing other securities for other series or classes of policies, or from permitting conversion between series or classes of policies or contracts on the basis of requests made by owners.

                         We reserve the right to establish additional Divisions of the Separate Account, each of which would invest in a new fund or in shares of another open-end investment company and to make such Divisions available to such class or series of policies as we deem appropriate. Subject to any required regulatory approval, we also reserve the right to eliminate or combine existing Divisions of the Separate Account or to transfer assets between Divisions.

                         Subject to obtaining any necessary regulatory or owner approval, the Separate Account may be operated as a management company under the Investment Company Act of 1940; it may be deregistered under that Act in the event registration is no longer required; it may be combined with other separate accounts; or its assets may be transferred to other separate accounts.

30622                                6.04
(8/96)

                    9.  PAYMENT  OF  POLICY  BENEFITS


Payment A lump sum payment will be made as provided on the face page.

Interest  on        We will pay interest on proceeds from the date of the
Proceeds            insured's death to the date of payment. Interest will be at an annual rate determined by us, but never less than the guaranteed rate of 4.0%.

Extended            Provisions for settlement of proceeds different from a lump
Provisions          sum payment may only be made upon written agreement with us.

30712                                7.01
(8/96)

              FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE TO AGE 95

                               Non-Participating

                                    [LOGO]

30040
(8/96)